____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
____________________

☑	Filed by the Registrant
☐	Filed by a Party Other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RACKSPACE TECHNOLOGY, INC.
____________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

____________________________________________________________________________________

RACKSPACE TECHNOLOGY, INC
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Rackspace Technology, Inc.:

Notice is hereby given that the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Rackspace Technology, Inc., a Delaware corporation (the “Company,” “we,” or “our”), will be held virtually on June 14, 2024 at 11:00 a.m. Central Time. Stockholders will be able to attend the 2024 Annual Meeting live over the Internet by visiting www.virtualshareholdermeeting.com/RXT2024.

We are holding the 2024 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1
to elect Susan Arthur, Jeffrey Benjamin and Aaron Sobel to the Board of Directors of the Company, each to serve as a Class I director for a term of three years expiring at the annual meeting of stockholders to be held in 2027;

2	to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;

3	to conduct a non-binding, advisory vote to approve the compensation of the Company's named executive officers;

4
to approve an amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan to increase the number of shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), authorized to be issued thereunder; and

to transact any other business that may properly come before the 2024 Annual Meeting or any postponement or adjournment thereof.

We are pleased to continue utilizing the United States Securities and Exchange Commission’s “notice and access” rules. Accordingly, we are primarily providing stockholders with access to our proxy materials over the Internet, which reduces the cost and environmental impact of the 2024 Annual Meeting and expedites stockholders’ receipt of the materials.

On or about April 29, 2024, we began distributing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record and beneficial owners of the Company’s Common Stock as of the close of business on April 18, 2024 (the “Record Date”). The Notice contains instructions on how to access the Proxy Statement and other related proxy materials online as well as information on how to vote your shares. Only stockholders as of the Record Date are entitled to receive notice of, attend, submit questions and vote during the 2024 Annual Meeting or any postponements or adjournments thereof.

We encourage you to initiate access to the 2024 Annual Meeting prior to the start time. Online check-in will begin at approximately 10:45 a.m. Central Time on June 14, 2024.

Whether or not you expect to attend the 2024 Annual Meeting live, we encourage you to vote as promptly as possible to ensure that your vote is counted. Thank you for your continued support.

If you have questions about the 2024 Annual Meeting, require assistance in submitting your proxy or voting your shares, please contact Investor Relations at ir@rackspace.com.

By order of the Board of Directors

Michael Bross
Senior Vice President, Chief Legal Officer and Corporate Secretary
April 29, 2024

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE 2024 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS OF RACKSPACE TECHNOLOGY, INC. TO BE HELD ON JUNE 14, 2024:
The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS
GENERAL INFORMATION	1
BOARD OF DIRECTORS	7
CORPORATE GOVERNANCE	10
COMPENSATION OF NON-EMPLOYEE DIRECTORS	16
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	19
AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES	20
REPORT OF THE AUDIT COMMITTEE	21
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
EXECUTIVE OFFICERS	22
COMPENSATION COMMITTEE REPORT	23
COMPENSATION DISCUSSION AND ANALYSIS	23
SUMMARY COMPENSATION TABLE	31
GRANTS OF PLAN-BASED AWARDS	32
EMPLOYMENT AND SEPARATION AGREEMENTS	33
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	39
OPTIONS EXERCISED AND STOCK VESTED	42
NON-QUALIFIED DEFERRED COMPENSATION	42
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	42
CEO PAY RATIO	45
PAY VERSUS PERFORMANCE TABLE	45
EQUITY COMPENSATION PLANS	48
PROPOSAL 3 – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	48
PROPOSAL 4 – VOTE TO APPROVE AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN	49
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	56
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60
DELINQUENT SECTION 16(A) REPORTS	62
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING	62
OTHER MATTERS	63
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	63
APPENDIX A - AMENDMENT NO. 3 TO 2020 EQUITY INCENTIVE PLAN	64
FORM OF PROXY CARD	65

RACKSPACE TECHNOLOGY, INC 19122 US Highway 281N, Suite 128 San Antonio, TX 78258-7667
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 14, 2024

GENERAL INFORMATION

FREQUENTLY ASKED QUESTIONS

Why did I receive these proxy materials?
The Board of Directors (the “Board”) of Rackspace Technology, Inc. (the “Company,” “we,” “our,” or “us”) is soliciting proxies for the annual meeting of stockholders to be held virtually on Friday, June 14, 2024 at 11:00 a.m., Central Time (the “2024 Annual Meeting”). Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 18, 2024, which is the record date fixed by the Board (the “Record Date”), are invited to attend the 2024 Annual Meeting online and are entitled and urged to vote your shares on the proposals described in this Proxy Statement.

The information included in this Proxy Statement describes the proposals to be voted on at the 2024 Annual Meeting, the voting process, the compensation of the members of our Board and our named executive officers as well as other required information. Our annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “Fiscal 2023 Annual Report”) is available to review with this Proxy Statement. We began distributing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 29, 2024. The Notice contains instructions on how to access this Proxy Statement and our Fiscal 2023 Annual Report online.

What is the Company’s fiscal year?
The Company's fiscal year ends on December 31. In this proxy statement (the “Proxy Statement”), we refer to the fiscal years ended December 31, 2022 and 2023 and ending December 31, 2024, 2025, 2026 and 2027 as "Fiscal 2022," "Fiscal 2023," "Fiscal 2024," "Fiscal 2025," "Fiscal 2026," and "Fiscal 2027," respectively. Unless otherwise stated, all financial information presented in this Proxy Statement is based on the Company’s fiscal calendar.

The annual meetings of stockholders held during the calendar year ended December 31, 2023 and to be held during the calendar years ending December 31, 2024, 2025, 2026 and 2027 are referred to as the “2023 Annual Meeting,” “2024 Annual Meeting,” “2025 Annual Meeting,” “2026 Annual Meeting,” and the “2027 Annual Meeting,” respectively.

Who can vote at the 2024 Annual Meeting?
Stockholders as of the close of business on the Record Date are entitled to attend and to vote on all items properly presented at the 2024 Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the 2024 Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the “beneficial owner of shares held in ‘street name’” (the “beneficial owner”) and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2024 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the 2024 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically or otherwise participate during the 2024 Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee.

How can I attend the 2024 Annual Meeting?
The 2024 Annual Meeting will be held entirely online via audio webcast. Stockholders as of the Record Date may attend, vote, submit questions or otherwise participate during the 2024 Annual Meeting by visiting the following URL: www.virtualshareholdermeeting.com/RXT2024. Advance registration is recommended for stockholders wishing to vote or otherwise participate during the 2024 Annual Meeting. The registration process differs depending on how you hold your shares.

If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must obtain a legal proxy from the stockholder of record (typically your bank or broker) and follow the instructions they provide. Guests are permitted to attend the 2024 Annual Meeting online, but will not be permitted to vote or otherwise participate.

The live webcast of the 2024 Annual Meeting will begin promptly at 11:00 a.m. Central Time. We encourage you to access the meeting at least fifteen minutes prior to the scheduled start time to allow for check-in procedures.

What proposals will be voted on at the 2024 Annual Meeting?
The four matters scheduled to be voted on at the 2024 Annual Meeting are:
1.to elect Susan Arthur, Jeffrey Benjamin and Aaron Sobel to the Board, each to serve as a Class I director for a term of three years expiring at the 2027 Annual Meeting;
2.to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.to conduct a non-binding, advisory vote to approve the compensation of the Company's named executive officers as further described in the Proxy Statement; and
4.to approve an amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan (the "2020 Incentive Plan") to increase the number of shares of Common Stock authorized to be issued thereunder.

In addition, such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof may be voted on.

How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in any of the ways described below. You will be asked to provide the control number from your Notice or proxy card.

•You may vote electronically during the 2024 Annual Meeting. If you plan to attend the 2024 Annual Meeting live, you may vote by proxy electronically during the meeting. Go to www.virtualshareholdermeeting.com/RXT2024.
•You may vote by telephone. To vote by telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 13, 2024.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 13, 2024.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanied this Proxy Statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the 2024 Annual Meeting.

Beneficial Owner of Shares Held in ‘Street Name:’ Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions directly from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the vote instruction form to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a beneficial owner, you may not vote your shares electronically during the 2024 Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the 2024 Annual Meeting as follows: Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837; or
•attending the 2024 Annual Meeting and voting electronically. Attendance at the 2024 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the 2024 Annual Meeting.

Beneficial Owner of Shares Held in ‘‘Street Name’’: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Mark Marino, our Executive Vice President and Chief Financial Officer and Michael Bross, our Senior Vice President, Chief Legal Officer and Corporate Secretary, with the power to act without the other and with power of substitution, have been designated as proxies for the 2024 Annual Meeting by our Board. When you submit a properly dated, executed and returned proxy, the shares represented by such proxy will be voted at the 2024 Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described below and, if any other matters are properly brought before the 2024 Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.

What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the 2024 Annual Meeting. At the close of business on the Record Date there were 223,626,823 shares of Common Stock outstanding. A list of all stockholders of record as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837, from the Corporate Secretary of the Company, at least 10 days before the 2024 Annual Meeting, and will also be available at the 2024 Annual Meeting.

How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each of the director nominees;

•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
•FOR the approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and
•FOR the approval of an amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued thereunder.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is distributing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?
You can view the proxy materials for the 2024 Annual Meeting online at www.proxyvote.com.

What is the quorum requirement for the 2024 Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the 2024 Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the 2024 Annual Meeting will constitute a quorum to transact business at the 2024 Annual Meeting. Abstentions, ‘‘withhold’’ votes, and ‘‘broker non-votes’’ are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in ‘‘street name’’ does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed ‘‘non-routine’’ and there is at least one ‘‘routine’’ matter to be voted upon at the 2024 Annual Meeting. Generally, if shares are held in ‘‘street name,’’ the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be ‘‘routine,’’ but not with respect to ‘‘non-routine’’ matters. In the event that a broker, bank or other nominee votes shares on the ‘‘routine’’ matters, but does not vote shares on the ‘‘non-routine’’ matters, those shares will be treated as broker non-votes with respect to the ‘‘non-routine’’ proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2) is considered “routine.” The election of Class I directors (Proposal No. 1), the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 3), and the vote on the approval of an amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued thereunder (Proposal No. 4) are considered “non-routine.”

How are abstentions and broker non-votes treated and what is the vote required to approve each of the proposals and?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the 2024 Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the 2024 Annual Meeting (Proposals No. 2, No. 3 and No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2024 Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on “non-routine” proposals because they are not “entitled to vote” on such matters. Therefore, broker non-votes will make a quorum more readily attainable but will not otherwise affect the voting outcomes.

Proposal No. 1: Election of Class I Directors. Directors will be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I Directors). You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Ratification of Appointment of PricewaterhouseCoopers LLP. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the 2024 Annual Meeting and will have the same effect as a vote against the proposal. Proposal No. 2 is considered a “routine” matter so this proposal will not have any broker non-votes.

Proposal No. 3: Non-Binding Advisory Vote to Approve the Compensation of Named Executive Officers. The vote to approve the Fiscal 2023 compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the 2024 Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board. The Compensation Committee of our Board (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal No. 4: Increasing the number of shares of Common Stock authorized to be issued under the 2020 Incentive Plan. The vote to approve the amendment to the 2020 Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “”ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the 2024 Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Who will count the votes?
Our Vice President, Deputy General Counsel and Assistant Secretary or her designee will act as inspector of election.

How will the voting power of shares held by our principal stockholders affect approval of the proposals being voted on at the 2024 Annual Meeting?
Each share of Common Stock is entitled to one vote at the 2024 Annual Meeting. As of the Record Date, certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries and including the Apollo Funds, “Apollo”) beneficially owned approximately 58.0% of the voting power of our outstanding Common Stock. By reason of their ownership of more than a majority of our Common Stock outstanding, Apollo generally has the ability to approve any matter submitted to the vote of all of the outstanding shares of our Common Stock, including:
•to elect the directors nominated for election as Class I directors at the 2024 Annual Meeting; and
•to determine the outcome of Proposals 2, 3 and 4.

As of the Record Date for the 2024 Annual Meeting, certain investment funds affiliated with ABRY Partners, LLC and ABRY Partners II, LLC (together with ABRY Partners, LLC, “ABRY”) and DPH 123, LLC, an affiliate of ABRY, beneficially owned, in aggregate, approximately 10.4% of the total voting power of the outstanding shares of all outstanding series of Common Stock.

May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

What if additional matters are presented at the 2024 Annual Meeting?
We do not know of any business to be considered at the 2024 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the 2024 Annual Meeting, your properly executed proxy gives authority to Mark Marino, our Executive Vice President and Chief Financial Officer and Michael Bross, our Senior Vice President, Chief Legal Officer and Corporate Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the 2024 Annual Meeting?
We will announce preliminary voting results at the 2024 Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the 2024 Annual Meeting.

What is householding?
The SEC has adopted rules that permit companies to deliver a single Notice or a single copy of proxy materials to multiple stockholders sharing an address unless the company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Notice, Proxy Statement and Fiscal 2023 Annual Report may have been sent to multiple stockholders in your household. If you prefer to receive separate copies of the Notice and/or proxy materials, either now or in the future, please mail a written request to Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837. Upon receipt of your request, we will promptly provide a separate copy of the Notice, Proxy Statement and Fiscal 2023 Annual Report. In addition, stockholders at a shared address who receive multiple Notices or multiple copies of proxy materials may request to receive a single Notice or a single copy of proxy materials in the future in the same manner as described above.

How can I obtain information about the Company?
A copy of our Fiscal 2023 Annual Report is available on our website at https://ir.rackspace.com. Stockholders may also obtain a free copy of our Fiscal 2023 Annual Report, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837.

Capitalized terms used, but not defined, in this Proxy Statement have meanings as defined in our Fiscal 2023 Annual Report.

BOARD OF DIRECTORS
The following table sets forth certain information about our directors as of the date of this Proxy Statement, as well as other directors who served during Fiscal 2023:

Name	Age(1)	Director Since	Class	Position
David Sambur	44	2016	Class III	Director (Chairman)
Amar Maletira	54	2022	Class III	Chief Executive Officer, Director
Susan Arthur	58	2020	Class I	Director
Betsy Atkins	71	2023	Class II	Director
Jeffrey Benjamin	62	2016	Class I	Director
Mitchell Garber	59	2016	Class II	Director
Mark Gross	61	2024	Class III	Director
Anthony Roberts	61	2023	Class II	Director
Shashank Samant	55	2021	Class III	Director
Anthony Scott	71	2023	Class II	Director
Aaron Sobel	37	2016	Class I	Director
(1) Age as of the 2024 Annual Meeting.

Composition of our Board
Our Board is divided into three classes, with each class serving a three-year term. The Class I directors are: Susan Arthur, Jeffrey Benjamin and Aaron Sobel, each of whom currently serves a term expiring at the 2024 Annual Meeting and are up for re-election; the Class II directors are: Betsy Atkins, Mitchell Garber, Anthony Roberts, and Anthony Scott, each of whom serves a term expiring at the 2025 Annual Meeting; and the Class III directors are: David Sambur, Mark Gross, Amar Maletira, and Shashank Samant, each of whom serves a term expiring at the 2026 Annual Meeting.

In addition, Dhiren Fonseca and Thomas Cole are former directors who served on our Board during Fiscal 2023. Mr. Fonseca resigned effective June 16, 2023. Mr. Cole was appointed to the Board on October 2, 2023 and passed away on December 25, 2023.

Director Biographies

David Sambur is the Chairman of our Board and a designee of Apollo. He became a member of our Board in November 2016. Mr. Sambur is Partner and Co-Head of Equity at Apollo, where he co-leads the firm’s private equity franchise and oversees the firm’s impact and real estate equity strategies. He is also a member of the Firm’s Leadership Team. Throughout his career, David has led numerous investments across technology, media, gaming, hospitality and travel and currently serves on the board of directors for Hilton Grand Vacations, Invited, Shutterfly, the Venetian Resort and Yahoo, among others. Prior to joining Apollo in 2004, David was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. David serves on the Board of Trustees for the Dalton School and the Jewish Museum of New York, as well as the Arbor Brothers Inc. Board. He is a graduate of Emory University and currently serves on the Emory College Dean’s Advisory Council. We believe that Mr. Sambur is qualified to serve as member of our Board because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.

Amar Maletira has served as a Director and our Chief Executive Officer since September 2022. Prior to this appointment he served as President and Chief Financial Officer from November 2020 until September 2022. Before joining Rackspace, Mr. Maletira served as Executive Vice President and Chief Financial Officer of VIAVI Solutions, Inc. (formerly known as JDS Uniphase) since September 2015. Prior to that, Mr. Maletira spent over 13 years with Hewlett Packard as Vice President and CFO – Americas Enterprise Services from June 2014 to September 2015, Vice President of Finance & Global Head of FP&A for Enterprise Services from October 2012 to June 2014, and various other roles in finance and investor relations. Prior to Hewlett Packard, Mr. Maletira held various roles at DPP, Inc., Siemens and other companies. Mr. Maletira holds an MBA in finance and corporate strategy from the University of Michigan’s Stephen M. Ross School of Business and earned his undergraduate degree in engineering, electronics and communication from Gote Institute of Technology at Karnatak University in India. We believe that Mr. Maletira is qualified to serve as a member of our Board because of his extensive leadership experience in finance and information technology, as well as his experience at Rackspace.

Susan Arthur became a member of our Board in April 2020. Ms. Arthur currently serves as the President of Optum Global Advantage (“Optum”), a position she has held since May 2023. Prior to joining Optum, Ms. Arthur was President and Chief Executive Officer of CareerBuilder, LLC from July 2021 to May 2023, and Chief Operating Officer of OptumInsight, from September 2019 to July 2021. Ms. Arthur served in a number of leadership roles at technology service companies, including as Group President at NTT Data from March 2018 to September 2019, Vice President and General Manager at DXC Technology from April 2017 to March 2018, Vice President and General Manager—Regulated Industries at Hewlett Packard Enterprise (“HP”) from November 2015 to March 2017, and a number of Vice President and General Manager positions at HP from 2008 until October 2015. Ms. Arthur has also served on the board of New Relic, Inc. since June 2022. Ms. Arthur received a B.A. from Gettysburg College in Economics and Spanish. We believe that Ms. Arthur is qualified to serve as a member of our Board because of her extensive leadership experience in the technology services industry.

Betsy Atkins became a member of our Board in May 2023. Ms. Atkins has served as chief executive officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. She has also served as a member of the public company boards of Wynn Resorts Ltd, a hospitality company, since 2018, Enovix Corporation, an advanced silicon battery company, since 2021 and Solaredge, a solar technology company, since 2021, as well as other private companies including as chair of the Google Cloud Advisory Board. Ms. Atkins previously served as a member of the boards of directors of SL Green Realty from 2015 to 2024, JAMF from 2020 to 2021, Schneider Electric from 2011 to 2019, Covetrus, Inc. from 2016 to 2019 and Cognizant Technology Solutions Corporation from 2017 to 2018. In addition, Ms. Atkins worked behind the scenes at companies like Lucent, Vonage, SunPower Corp., Paychex and Nasdaq Inc. for more than 20 years. As an effective operational leader having served as chief executive officer three times, Ms. Atkins was selected to serve on the Company's Board based on her strong global and operational perspective encompassing the full range of experience from growth to restructuring as well as environmental, social and governance matters. Her broad corporate board experience covers industries including technology, energy management, solar, industrial automation, manufacturing, automotive, and logistics.

Jeffrey Benjamin became a member of our Board in November 2016. Mr. Benjamin has 35 years of investment banking, investment management and directorial board experience. Mr. Benjamin has been a senior advisor to Cyrus Capital Partners since June 2008. Mr. Benjamin also serves as chairman of the board of A-Mark Precious Metals and as a member of the board of American Airlines. In addition, Mr. Benjamin also serves on multiple private company boards. Mr. Benjamin previously served on the board of Hexion Inc. until 2022, Involta LLC until March 2022, Chemtura Corporation from 2012 to 2017, and Caesars Entertainment Corporation from 2008 to 2017. Mr. Benjamin holds both an M.S. in management from the Sloan School of Management at MIT and a Bachelor’s degree from Tufts University. We believe that Mr. Benjamin is qualified to serve as a member of our Board because of his extensive investment management and financial services experience and because of his experience serving on the boards of multiple companies.

Mitchell Garber became a member of our Board in November 2016. Mr. Garber is currently chairman of the board of Invest in Canada, the Canadian government federal agency responsible for foreign direct investment in Canada, and a director of Apollo Strategic Growth Capital. Mr. Garber is a co-investor and a member of the boards of French fashion house Lanvin and Shutterfly Inc. Mr. Garber is a minority owner of the NHL Seattle Kraken hockey team controlled by David Bonderman. From 2013 until 2017, Mr. Garber was the CEO of Caesars Acquisition Company and, under his leadership, built an Israeli based mobile games business which was sold in 2016 to a Chinese consortium including Giant Interactive and Jack Ma for approximately $4.4 billion. Mr. Garber sits on the board and leads a number of philanthropic activities in Canada and Israel. Mr. Garber has a Bachelor’s degree from McGill University, a JD and honorary doctorate from the University of Ottawa and was awarded the Order of Canada in 2019. We believe that Mr. Garber is qualified to serve as a member of our Board because of his experience in building and leading businesses and because of his experience serving on the boards of multiple companies.

Mark Gross became a member of our Board in February 2024. He served as executive chairman of Southeastern Grocers, Inc. from 2020 through 2024. Mr. Gross previously served as president, chief executive officer and director of Supervalu, Inc. from 2016-2018, as president and founder of Surry Investment Advisors LLC from 2006-2015 and in various leadership positions with C&S Wholesale Grocers from 1997-2006, including as co-president, chief financial officer, general counsel and as a member of the board. Mr. Gross also spent seven years as an attorney with the law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked on complex restructuring deals, finance transactions and mergers & acquisitions. Mr. Gross also serves as co-chairman of the board of Northeast Grocery (since 2021, and including its predecessor Tops Markets, Inc. from 2019-2021), as a director and chair of the audit committee of Acosta and as a director and chair of the nomination and governance committee and member of the audit committee of Diebold-Nixdorf. In addition, he served as chief executive officer and chairman of Kernel Group Holdings from 2020-2022. He received his law degree from the University of Pennsylvania and a bachelor of arts from Dartmouth College. Mr. Gross was selected to serve on the Company's Board based on his broad business and leadership experience, complex commercial transactions and business transformations.

Anthony Roberts became a member of our Board in January 2023. Mr. Roberts has over 35 years of technology, change management and entrepreneurial experience, and is currently an investor, business, and technology advisor. Mr. Roberts most recently spent over 15 years at Walgreens Boots Alliance, the final seven as Global CIO. Previously, Mr. Roberts held senior technology and supply chain roles in Europe and the US for the Multinational Forces and Observers (an NGO), PepsiCo Europe, United Parcel Service, and M&G Reinsurance Company. Mr. Roberts currently serves in non-executive and advisory roles for technology-led global business, including Kearney and Photon Interactive. Mr. Roberts holds a BA in German and French, as well as a Post Graduate Education degree from the University of Keele (UK). Mr. Roberts also serves as Vice Chair of the UK Charity "Venice in Peril" which raises funds to support conservation works and the sustainability of Venice and its lagoon. We believe that Mr. Roberts is qualified to serve as a member of our Board because of his experience in information technology and business and because of his entrepreneurial background.

Shashank Samant became a member of our Board in November 2021 and was appointed Lead Director in November 2022. Mr. Samant brings over 33 years of technology, product development and services experience, and served as President and Chief Executive Officer of GlobalLogic Inc., from 2011 until September 2022, including following GlobalLogic’s acquisition by Hitachi in March 2021. GlobalLogic is a leader in digital product engineering helping enterprises design and develop innovative products, platforms and digital experiences. Prior to joining GlobalLogic, Mr. Samant was President of Ness Technologies, an IT services company, where he founded and built their product engineering services business. Prior roles include leading professional services for Hewlett-Packard’s Verifone business and establishing IBM’s first India-based engineering lab, globalizing the company’s R&D and software engineering efforts. Mr. Samant has been a director of ODP Corp., the parent company of Office Depot, since February 2020, and currently serves on the boards of GlobalLogic Inc. (Chairman of GlobalLogic), Cyderes (erstwhile The Herjavec Group), a privately held information security services firm and Eureka Forbes, an appliance marker in the HealthTech space in India. Mr. Samant was recently appointed to Hitachi Digital as Executive Chairman. We believe that Mr. Samant is qualified to serve as a member of our Board because of his extensive experience as a technologist, go-to-market and operations executive, CEO and board member.

Anthony Scott became a member of our Board in May 2023. He has served as president and chief executive officer of Intrusion, Inc., a publicly traded cybersecurity firm since 2021 and has also served as a director of Intrusion, Inc. since 2022. He founded and has served as chief executive officer of TonyScottGroup, LLC, a consulting firm focused on early-stage cybersecurity and privacy technologies, since 2017. Before starting the TonyScottGroup, Mr. Scott was appointed by President Obama as the Federal Chief Information Officer for the U.S. government in 2015, with oversight, budget and management responsibilities for the more than $85 billion annual IT budget. Prior to working for the U.S. government, Mr. Scott was chief information officer at VMware, Microsoft, and The Walt Disney Company, as well as chief technology officer at General Motors, and he has also held senior executive positions at Bristol Meyers Squibb, PricewaterhouseCoopers, Sun Microsystems, and Marriott. Mr. Scott was selected to serve on the Company's Board based on his executive leadership and industry reputation as a veteran authority on cybersecurity, IT governance and crisis management matters across a variety of industries, including governmental agencies and numerous public companies. In addition, Mr. Scott is a renowned expert on providing public and private sector executive insights concerning matters such as digital transformation, cloud adoption, machine learning, AI, governance, open data, and workforce diversity, and he has appeared before Congress as well as at numerous industry forums.

Aaron Sobel became a member of our Board in November 2016. Mr. Sobel is a Partner at Apollo Global Management, Inc. having joined in 2011. Prior to that time, Mr. Sobel was a member of the Investment Banking Department at Goldman Sachs & Co. Mr. Sobel serves on the board of directors of the parent entity of Brightspeed, the parent entity of Cox Media Group, 25Madison, Legend Pictures, LLC and is a Board Member of The Mount Sinai Surgery Advisory Board. He previously served as a director of the parent entity of Endemol Shine Group and Terrier Gamut Holdings, Inc. In 2023, Mr. Sobel was included by Private Equity International in its “Future 40 Leaders: Dealmakers” list and by Variety as one the “Top 500 Entertainment Business Leaders”. Mr. Sobel graduated from the University of Michigan with a Bachelor’s degree in business administration, with highest honors. We believe that Mr. Sobel is qualified to serve as a member of our Board because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.

Board Diversity Matrix
The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the minimum objectives of Nasdaq Rule 5606(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an underrepresented minority (as defined by Nasdaq rules).

Board Diversity Matrix For:	Rackspace Technology, Inc.
	As of:	April 22, 2024			As of:	October 2, 2023
Total Number of Directors:	11				11
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors:	2	9	—	—	2	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—	—	—	—	—
Alaskan Native or Native American	—	—	—	—	—	—	—	—
Asian	—	2	—	—	—	2	—	—
Hispanic or Latinx	—	—	—	—	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—
White	2	7	—	—	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—	—	—	—	—
LGBTQ+	—				—
Did Not Disclose Demographic Background	—				—

CORPORATE GOVERNANCE
Controlled Company
Our Common Stock is listed on Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “RXT”. As the Apollo Funds control more than 50% of our combined voting power, we are a “controlled company” for purposes of Nasdaq’s rules and corporate governance standards. As a controlled company, we are permitted to, and we intend to continue to, elect not to comply with certain corporate governance requirements, including (1) those that would otherwise require our Board to have a majority of independent directors, (2) those that would require that we establish a compensation committee composed entirely of independent directors and (3) those that would require we have a nominating and corporate governance committee comprised entirely of independent directors or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board pursuant to a formal resolution addressing the nominations process and such related matters as may be required under the federal securities laws.

If at any time we cease to be a controlled company under the Nasdaq rules, the Board will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to the Board and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.

Smaller Reporting Company
The Company currently qualifies as a “smaller reporting company” under applicable SEC rules. As a smaller reporting company, we may elect to rely on exemptions from certain disclosure requirements, including but not limited to excluding certain disclosures relating to the compensation of our named executive officers. However, we have not elected to rely on such exemptions in this Proxy Statement.

Director Independence
As noted above, we have availed ourselves of the controlled company exception under the Nasdaq rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The following persons will not be considered independent for purposes of board or committee membership:

(A)a director who is, or at any time during the past three years was, employed by the Company;
(B)a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)compensation for board or board committee service;
(ii)compensation paid to a family member who is an employee (other than an executive officer) of the Company; or
(iii)benefits under a tax-qualified retirement plan, or non-discretionary compensation.
(C)a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(D)a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
(i)payments arising solely from investments in the Company's securities; or
(ii)payments under non-discretionary charitable contribution matching programs.
(E)a director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or
(F)a director who is, or has a family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

In addition, in order to be considered independent for purposes of serving on the Company's Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee:

(i)Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than any fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service; or
(ii)Be an "affiliated person" of the Company or any subsidiary of the Company, as such term is defined by the SEC.

The listing standards of Nasdaq and the rules of the SEC require the members of a company’s Audit Committee to be independent. As a controlled company, the majority of our Board is not required to be independent. The

Board has determined that Mses. Arthur and Atkins and Messrs. Benjamin, Garber, Gross, Roberts and Scott are independent directors, as such term is defined by the applicable rules and regulations of the SEC and Nasdaq. The Board also determined that our former directors, Thomas Cole and Dhiren Fonseca, who each served as a director during Fiscal 2023, were independent, as such term is defined by the applicable rules and regulations of the SEC and Nasdaq. Three of the foregoing individuals, Ms. Arthur and Messrs. Benjamin and Scott, currently comprise the Company’s Audit Committee. Mr. Fonseca also served on the Audit Committee prior to his resignation from our Board on June 16, 2023.

Board Leadership Structure and the Board’s Role in Risk Oversight
The Board has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board will be regularly informed through committee reports about such risks.

The Chairman of our Board and our Chief Executive Officer are currently separate. Our Board does not currently have a policy as to whether the role of Chairman of our Board and the Chief Executive Officer should be separate. Our Board believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company” exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chairman is not an independent director, the Board shall appoint a lead director who must be independent.

The Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board leadership structure is serving the Company well at this time.

Committees of the Board
The Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance and Executive, which operate under written charters available on the Company’s website at https://ir.rackspace.com by clicking on “Corporate Governance,” “Documents & Charters,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. Current committee membership is as follows:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Susan Arthur	✓
Jeffrey Benjamin	C	✓
Mitchell Garber		✓		✓
Amar Maletira			✓
David Sambur		C	C	C
Anthony Scott	✓
Aaron Sobel		✓	✓	✓
C = Chairperson

Board and Committee Meetings
In Fiscal 2023, the Board held seven meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held two meetings. In addition to taking action at meetings, each committee and the Board may periodically act by written consent. The Executive Committee did not meet in 2023. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which such director served in Fiscal 2023.

Audit Committee
Our current Audit Committee members are Mr. Benjamin (Chair), Ms. Arthur and Mr. Scott. The Board determined that each of Ms. Arthur and Messrs. Benjamin and Scott is financially literate and qualified to address any issues that are likely to come before the Audit Committee, including the evaluation of our financial statements and supervision of our independent auditors. The Board also determined that each of Ms. Arthur and Messrs. Benjamin and Scott meet the additional criteria for independence of audit committee members under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Nasdaq listing standards. In addition, our Board determined that Mr. Benjamin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The principal duties and responsibilities of our Audit Committee are as follows:
•to prepare the annual Audit Committee report to be included in our annual proxy statement;
•to oversee and monitor our accounting and financial reporting processes;
•to oversee and monitor the integrity of our financial statements and internal control system;
•to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;
•to oversee and monitor the performance, appointment and retention of our internal audit department;
•to discuss, oversee and monitor policies with respect to risk assessment and risk management, including oversight of cybersecurity risks; and
•to oversee and monitor our compliance with legal and regulatory matters.
The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee
Our Compensation Committee consists of Messrs. Sambur (Chair), Benjamin, Sobel and Garber. We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors. The principal duties and responsibilities of the Compensation Committee are as follows:
•to review, evaluate and make recommendations to the full Board regarding our compensation policies and programs;
•to review and approve the compensation of our chief executive officer, other executive officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements;
•to review and make recommendations to the Board with respect to our incentive compensation plans, equity-based compensation plans and pension plans;
•to administer incentive compensation and equity-related plans and pension plans;
•to set and review the compensation of the non-executive members of the Board
•to review and make recommendations to the Board with respect to the financial and other performance targets that must be met; and
•to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
The Compensation Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Sambur (Chair), Garber and Sobel. We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;
•to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;
•to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;
•to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company; and
•to oversee the evaluation of our Board.
The Nominating and Corporate Governance Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Executive Committee
Our Executive Committee consists of Messrs. Sambur (Chair), Maletira, and Sobel. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the Board when the Board is not in session. The Executive Committee serves at the pleasure of our Board. The Executive Committee did not meet in 2023.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee during Fiscal 2023 included Messrs. Sambur (Chair), Benjamin, Sobel and Mr. Garber. None of the members of the Compensation Committee in Fiscal 2023 were, at any time during Fiscal 2023 or at any other time, an officer or employee of the Company.

None of our executive officers served (i) as a director or as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our Compensation Committee during Fiscal 2023, or (ii) as a member of the compensation or similar committee (or on the Board, in the absence of any such committee) of any entity that has one or more executive officers who served on our Board during Fiscal 2023.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board
In considering possible candidates to serve on the Board, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:
(i)Background. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
(ii)Simultaneous Service. No director should serve on more than three other public company boards. No member of the Audit Committee should serve on more than two other public company audit committees. No director who is the Chief Executive Officer or executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company. Directors should advise the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or audit committee.
(iii)Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.
(iv)Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
◦Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

◦Accountability: Directors should be willing to be accountable for their decisions as directors;
◦Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
◦Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;
◦High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
◦Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and
◦Courage: Directors should possess the courage to express views openly, even in the face of opposition.
(v)Expectations. Each Director will be expected to:
◦dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;
◦comply with the duties and responsibilities set forth herein and in the Bylaws of the Company;
◦comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and
◦adhere to the Company’s code of conduct, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to Directors.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;
•A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board; and
•Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board.

Each such recommendation must be sent to Rackspace Technology, Inc., Attention: Corporate Secretary 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837 and must be received within the time indicated as set forth in the section “Requirements for Submission of Stockholder Proposals for the 2025 Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Code of Conduct and Corporate Governance Guidelines
Our Board has adopted a code of conduct that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.rackspace.com. We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board carry out their respective responsibilities. The Code of Conduct and our Corporate Governance Guidelines are available for viewing on our website at https://ir.rackspace.com. We will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Such requests should be directed to Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors
As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board
Stockholders and other interested parties desiring to communicate directly with the Board, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Rackspace Technology, Inc., Attention: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://ir.rackspace.com. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Director Attendance at the 2024 Annual Meeting
The Company encourages our directors to attend the 2024 Annual Meeting. Last year, all of our directors attended the 2023 Annual Meeting.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Nine members of our Board who served during Fiscal 2023 received compensation for their service as a director. All other members of our Board who served in Fiscal 2023 were either an employee of the Company (in the case of Mr. Maletira) or employees of affiliates of the Apollo Funds (in the case of Messrs. Sambur and Sobel) and did not receive any additional compensation for their service as directors. Mr. Gross joined our Board in Fiscal 2024 and therefore did not receive any compensation for Fiscal 2023.

Director	Fees Earned or Paid in Cash	Stock Awards (1)(8)	Total
Susan Arthur(2)	$220,000	$199,998	$419,998
Betsy Atkins(3)	$53,846	$199,998	$253,844
Jeffrey Benjamin	$120,000	$199,998	$319,998
Thomas Cole(4)	$98,098	$109,534	$207,632
Dhiren Fonseca(5)	$60,000	$—	$60,000
Mitchell Garber(6)	$—	$318,475	$318,475
Anthony Roberts(7)	$192,500	$283,038	$475,538
Shashank Samant	$100,000	$199,998	$299,998
Anthony Scott(3)	$64,615	$199,998	$264,614
(1)    Represents the aggregate grant date fair value of restricted stock units (“RSUs”) granted to our non-employee directors in Fiscal 2023, including Annual RSUs and Elective Equity, as applicable, as further described in the “Non-Employee Director Compensation Policy” section below. For each non-employee director, the amount in this column includes 103,626 Annual RSUs, which was determined by dividing the $200,000 by the volume weighted average closing price of our Common Stock for the thirty trading days immediately preceding and including the June 26, 2023 grant date. The amounts included in this column were computed in accordance with FASB Topic 718. See Note 12, “Share-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Fiscal 2023 Annual Report, for the relevant assumptions used to determine the valuation of our stock awards.
(2)    The cash fees paid to Ms. Arthur for Fiscal 2023 include $100,000 for service on a Special Committee of the Board.
(3)    Ms. Atkins and Mr. Scott joined our Board effective June 16, 2023.
(4)    Mr. Cole joined our Board effective October 2, 2023 and passed away on December 25, 2023. The cash fees earned by Mr. Cole for Fiscal 2023 include $75,000 for service on a Special Committee of the Board. The stock award granted to Mr. Cole was 70,667 Annual RSUs on October 9, 2023, which was pro-rated for the period between his start date and the 2024 Annual Meeting. The Annual RSUs granted to Mr. Cole were forfeited in their entirety upon his death pursuant to the terms and conditions of the RSU award agreement.
(5)    Mr. Fonseca resigned from our Board effective June 16, 2023.
(6)    The stock awards granted to Mr. Garber included 8,695, 13,406, 14,796, and 14,003 Elective Equity granted on January 3, 2023, April 3, 2023, July 3, 2023 and October 2, 2023, respectively.
(7)    Mr. Roberts joined our Board effective January 30, 2023. Mr. Roberts resides in the United Kingdom and the cash amounts paid to him were converted from USD to GBP using the exchange rate on the date of payment. The cash fees paid to Mr. Roberts for Fiscal 2023 include USD $100,000 for service on a Special Committee of the Board. The stock awards granted to Mr. Roberts included 25,012 Annual RSUs on February 2, 2023, which was pro-rated for the period between his start date and the 2024 Annual Meeting.
(8)    The following table provides a summary of the unvested stock awards held by each non-employee director as of December 31, 2023.

Director	Award Type	# Shares or Units That Have Not Vested	Vest Date
Susan Arthur	Annual RSUs	103,626	June 14, 2024
Betsy Atkins	Annual RSUs	103,626	June 14, 2024
Jeffrey Benjamin	Annual RSUs	103,626	June 14, 2024
Mitchell Garber	Annual RSUs	103,626	June 14, 2024
Anthony Roberts	Annual RSUs	103,626	June 14, 2024
Shashank Samant	Annual RSUs	103,626	June 14, 2024
Anthony Scott	Annual RSUs	103,626	June 14, 2024

Non-Employee Director Compensation Policy
Our Non-Employee Director Compensation Policy (the “Compensation Policy”) became effective in connection with the consummation of our IPO. The Compensation Policy may be subject to review, amendment, or modification by our Board, in its discretion. Director compensation under the Compensation Policy is as described below, which consists of a mix of cash and equity-based compensation.

Compensation Element	Amount
Annual Cash Retainer	$100,000
Annual Equity Retainer (“Annual RSUs”)(1)	$200,000
Non-Executive Chair Annual Equity Award	$100,000
Additional Annual Retainers(2)
Lead Director Fee (if our CEO is also Chairman of the Board)	$30,000
Audit Committee Member Fee	$20,000
Compensation Committee Member Fee	$15,000
Nominating and Corporate Governance Committee Member Fee	$15,000
(1)    The number of shares subject to the Annual RSUs is determined by dividing the amount included in this table by the volume weighted average closing price of our Common Stock for the thirty trading days immediately preceding and including the grant date. A non-employee director who joins our Board after the date of the annual meeting for the relevant year will be eligible for a prorated annual equity retainer following the director’s initial appointment to our Board, as provided under the Compensation Policy.
(2)    A non-employee director may only receive one Additional Annual Retainer, regardless of the director’s service on multiple committees or in multiple roles. The Additional Annual Retainer received will be the highest Additional Annual Retainer for which the director is eligible.

The Compensation Policy permits non-employee directors to accept the cash portion of the annual director compensation in the form of equity, which are paid quarterly in arrears and are immediately vested upon grant (the “Elective Equity”). The number of shares subject to the Elective Equity is determined by dividing the cash amount the non-employee would have been entitled to by the volume weighted average closing price of our Common Stock for the thirty trading days immediately preceding and including the grant date. Mr. Garber is the only director who elected equity in lieu of his cash compensation during Fiscal 2023.

Stock Ownership Guidelines
The Compensation Policy requires that within a period of five years from the date of a non-employee director’s initial appointment or election as a member of our Board, such non-employee director is required to attain ownership of an amount of our Common Stock with a value equal to at least $350,000 and must maintain such ownership until retirement from our Board. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.

Director Compensation Limit
Under the Compensation Policy and 2020 Incentive Plan, the sum of the grant date value of all equity awards granted and all cash compensation paid by us to each non-employee director as compensation for services as a non-employee director may not exceed $750,000 in any calendar year, provided that such limitation does not apply to any compensation payable in the year of a non-employee director’s initial appointment or election to our Board. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Our Board is divided into three classes. The members of each class serve staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under the Company’s certificate of incorporation and bylaws, the Board can change the number of directors comprising the entire Board so long as the number is not more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board currently consists of eleven director positions.

All three of the nominees for Class I directors are members of the current Board. Each of the nominees has indicated his or her willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve at the time of the 2024 Annual Meeting, the Board, at its discretion, may either reduce its size, or designate or not designate a substitute nominee in accordance with the Company’s certificate of incorporation and bylaws. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

Required Vote
Class I directors will be elected by a plurality of the votes cast at the 2024 Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I Directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

Certain Stockholder Rights to Nominate Directors
As provided in our Investor Rights Agreements, Apollo has the right, but not the obligation, at any time until Apollo, including the Apollo Funds, no longer beneficially own at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). We refer to the directors nominated by Apollo based on such percentage ownership as the “Apollo Board Nominees.” Messrs. Benjamin, Garber, Sambur and Sobel are the Apollo Board Nominees. Apollo has not exercised its right to appoint additional directors.

Under the ABRY Investor Rights Agreement, ABRY Partners VIII, L.P., an affiliate of ABRY (“ABRY VIII”) has the right, but not the obligation, to nominate one person to serve as a director as long as ABRY and its affiliates’ ownership of our Common Stock exceeds a specified threshold. ABRY’s prior ABRY Board Nominee resigned from the Board in October 2021 and ABRY has not exercised its right to nominate a replacement. See “Certain Relationships and Related Person Transactions – Investor Rights Agreements” for additional information and defined terms.

The Board recommends that the stockholders vote FOR the election of each of Ms. Arthur and Messrs. Benjamin and Sobel as a Class I director, each to serve a three-year term expiring at the 2027 Annual Meeting until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Years Ended December 31,
Fee Category	2022	2023
Audit Fees	$7,231,000	$6,729,000
Audit-Related Fees	20,000	—
Tax Fees	18,000	52,600
All Other Fees	1,000	1,000
Total	$7,270,000	$6,782,600

Audit Fees— consist primarily of professional services rendered in connection with the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, reviews of our interim consolidated financial statements, accounting consultations related to the evaluation of new accounting standards and non-routine transactions, the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC, and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings both domestically and internationally.

Audit-Related Fees— represent amounts for services that are reasonably related to the performance of the audit or review of our financial statements, including in connection with potential and actual transactions.

Tax Fees— represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees— consist of service fees outside of the categories noted above.

The Board adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP the audited financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee:
Jeffrey Benjamin (Chair)
Susan Arthur
Anthony Scott

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP has been the Company’s (or its predecessor’s) independent registered public accounting firm since 2017. The Audit Committee, in accordance with its charter and the authority delegated to it by the Board, re-appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Audit Committee reviews the performance of the independent registered public accounting firm annually. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that one or more representatives of PricewaterhouseCoopers LLP will attend the 2024 Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative(s) will also be available to respond to appropriate questions from stockholders.

The Board recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

EXECUTIVE OFFICERS
The Company is a “smaller reporting company” as defined by the SEC, and therefore is not required to provide all of the disclosures required for a “Compensation Discussion and Analysis” and certain other disclosures as set forth in the rules promulgated by the SEC; however, the Company has not elected to rely on such exemptions.

The names of the current executive officers of the Company (and their respective ages as of the date of this Proxy Statement) are set forth below:

Name	Age	Position
Amar Maletira	54	Chief Executive Officer, Director
Mark Marino(1)	47	Executive Vice President and Chief Financial Officer
Brian Lillie(2)	59	Executive Vice President and President, Private Cloud Business Unit
Dharmendra (“D K”) Sinha	61	Executive Vice President and President, Public Cloud Business Unit
Srinivas (“Srini”) Koushik	60	Executive Vice President and President, Technology, Sustainability and Artificial Intelligence
(1)Mr. Marino was promoted to Executive Vice President and Chief Financial Officer effective January 12, 2024.
(2)Mr. Lillie commenced employment with us on January 23, 2023.

Amar Maletira. For the biography of Amar Maletira, please see “Board of Directors—Director Biographies” above.

Mark Marino was promoted to Executive Vice President and Chief Financial Officer in January 2024. He joined the Company as Vice President, Americas Chief Financial Officer in 2020 and was promoted to Chief Accounting Officer in late 2021. Prior to joining the Company, Mr. Marino served as Vice President of Finance for Acelity, a leading global medical technology company acquired by 3M, from 2015 to 2020. Prior to Acelity, Mr. Marino was Vice President, Finance at iHeartMedia and head of Corporate FP&A at SunEdison. He began his career at General Electric as a graduate of the Financial Management Program (FMP) and spent nearly 10 years there in a variety of key financial leadership roles across manufacturing, supply chain, business development, FP&A and as Segment CFO for GE Aviation. Mr. Marino holds a BA from DePauw University and an MBA from Baylor University..

Brian Lillie has served as our Executive Vice President and President, Private Cloud Business Unit since January 2023. Prior to joining Rackspace, Mr. Lillie was Chief Product and Technology Officer at Zayo Group from April 2021 until May 2022, Chief Information Officer from February 2021 to August 2021, and Executive in Residence from November 2020 until April 2021. Previously, he served as the Chief Product Officer for Equinix, Inc. from October 2017 to April 2019. Mr. Lillie presently serves on the board for Lumentum from July 2015 until present, St. Joseph’s Financial Services from October 2020 to present, and Storj Labs from July 2020 until present. Mr. Lillie previously served as a member of the board of Talend, S.A. from May 2018 until February 2021. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University, and a Bachelor of Science degree in Mathematics from Montana State University.

D K Sinha has served as our Executive Vice President and President, Public Cloud Business Unit since July 2022. Prior to joining Rackspace, Mr. Sinha was an impactful leader with a 24-year tenure at Cognizant Technology Solutions, serving as President of North America from June 2019 to January 2021; Executive Vice President, and President, Global Client Services from January 2013 to June 2019. Mr. Sinha received his MBA degree from Birla Institute of Technology, Mesra, and a bachelor’s degree in Science from Patna Science College in Patna, India.

Srini Koushik has served as our Executive Vice President, Chief Technology Officer since December 2021. Prior to joining the Company, Mr. Koushik was Vice President and Senior Partner at IBM Consulting from December 2020 to December 2021; Chief Information Officer at Magellan Health from January 2016 to August 2020; and Chief Executive Officer at NTT Innovation Institute from March 2013 to December 2015. Mr. Koushik received his MBA in International Business from The Ohio State University. He also has an MS in Computer Applications from University of Mumbai and BS in Physics from the University of Madras.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Fiscal 2023 Annual Report.
Members of the Compensation Committee:
David Sambur (Chair)
Jeffrey Benjamin
Mitchell Garber
Aaron Sobel

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the Company’s material executive compensation policies and practices, as well as the decisions made by the Compensation Committee and the factors that were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers during Fiscal 2023 (the “NEOs”), which were:

Name	Title
Amar Maletira	Chief Executive Officer (“CEO”)
Naushaza (“Bobby”) Molu(1)	Former Executive Vice President, Chief Financial Officer(1) (“CFO”)
Brian Lillie	Executive Vice President and President, Private Cloud
D K Sinha	Executive Vice President and President, Public Cloud
Srini Koushik	Executive Vice President and President, Technology, Sustainability and Artificial Intelligence
(1) Mr. Molu commenced employment with us as CFO on January 16, 2023 and was replaced as CFO by Mr. Marino on January 12, 2024. Mr. Molu’s employment with us ended on February 23, 2024. Mr. Maletira served as interim CFO in January 2023 prior to Mr. Molu’s appointment.

Executive Compensation Program
Compensation Philosophy and Objectives
The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:
•Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.
•Attract, Promote, and Retain a Talented Management Team. We compete for talent with other companies in our industry, including companies of similar size and substantially larger companies. In order to attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.
•Align Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of our stockholders and to encourage the creation of long-term value. We provide equity compensation to provide for direct ownership in the business, to align the interests of executives with our stockholders, and to promote a focus on long-term business success.

Our executive compensation program has three key elements, which are designed to reflect to our guiding principles: base salary, annual cash incentive compensation, and long-term incentive compensation. We also ensure that these key elements are balanced and provide each executive with a competitive opportunity and seek to ensure retention and reward ongoing service as well as the Company’s achievements.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Our Compensation Committee will periodically evaluate our compensation program to determine whether it should be adjusted to achieve the principles of the program.

In addition, the Company provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation paid to our NEOs (a “Say-on-Pay Vote”). The Compensation Committee also considers the results of Say-on-Pay Votes in its decision-making process. At the 2023 Annual Meeting, 81.6% of the shares present and entitled to a Say-on-Pay Vote were cast in favor of the proposal. Accordingly, the Compensation Committee believes these results affirmed stockholder support of our approach to executive compensation and did not make any changes to the Fiscal 2023 executive compensation program directly in response to last year’s Say-on-Pay Vote.

Process for Determining Executive Officer Compensation
Role of Compensation Committee
Our Compensation Committee is responsible for the compensation of our executive officers and for incentive and equity compensation. The responsibilities of the Compensation Committee include, among other things:
(i)reviewing and making recommendations to our Board with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate our executives and other employees;
(ii)reviewing and making recommendations to our Board with respect to the executive compensation philosophy, policies and programs that in the Compensation Committee’s judgment support the Company’s overall business strategy; and
(iii)on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and determining and approving CEO and executive officer compensation based on this evaluation.

In evaluating, determining and approving executive compensation, the Compensation Committee may consider, among such other factors as it may deem relevant, the Company’s performance, stockholder returns, the value of similar incentive awards to executive officers at comparable companies, the value of similar awards given to other executive officers of the Company, the results of the most recent Say-on-Pay Vote, and historical compensation.

Neither the CEO nor any executive officer may be present during voting or deliberations relating to his or her compensation. The Compensation Committee is also responsible for reviewing and making recommendations to our Board with respect to the Company’s incentive and equity-based compensation plans, administering those plans, setting performance targets, and granting awards to executives. In addition, the Compensation Committee reviews and discusses, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk.

Role of CEO in the Compensation Process
In making determinations with respect to executive compensation for executive officers, the Compensation Committee considers input from our CEO. Our CEO provides insight on specific decisions and recommendations related to the compensation of the executive officers other than himself. The Compensation Committee believes that the input of our CEO with respect to the assessment of individual performance, succession planning and retention is a key component of the process.

Role of Independent Compensation Consultant
The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its responsibilities.

For Fiscal 2023, the Compensation Committee retained Korn Ferry (“Korn Ferry”), a compensation consulting firm, as its independent external advisor to assist in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs. Korn Ferry advised and made recommendations to the Compensation Committee with regard to peer companies for use in executive compensation market analysis and the compensation of our CEO. Korn Ferry also provided our Compensation Committee with an annual review of our director compensation.

In selecting Korn Ferry, the Compensation Committee reviewed Korn Ferry’s independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Compensation Committee. Korn Ferry did not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on executive and director compensation.

Role of External Market Data
The Compensation Committee considers a number of factors in determining executive compensation. These factors include, but are not limited to, position-specific market and benchmarking data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the market median (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:
•specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;
•the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and
•the retention of key executives we believe are critical to our success.

Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.

Peer Group
The Compensation Committee, with the assistance of Korn Ferry, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies in making compensation decisions, it is not the sole factor in the decision-making process. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected
•Similar or related industry sector
•Generally includes companies that have achieved between one-third and 3x the Company’s revenue

How Peer Group Data is Utilized
•As an input in determining base salaries, annual incentive targets and long-term incentive awards
•As an input in the design of compensation plans
•To validate whether our executive compensation program is aligned with Company performance
•To benchmark the form and mix of equity awards granted to our employees

The Compensation Committee will review the peer group periodically to determine whether any significant changes to business conditions affecting us or any of our peers would warrant any changes. In August 2023, the Compensation Committee requested Korn Ferry to complete a comprehensive review of the peer group. Following that analysis, the peer group was comprised as follows:

Akamai Technologies, Inc.	PTC Inc.	TTEC Holdings, Inc.
Conduent Incorporated	Pure Storage, Inc.	Twilio Inc.
CSG Systems International, Inc.	Splunk Inc.	Unisys Corporation
EPAM Systems, Inc.	Super Microcomputer, Inc.	Verisign, Inc.
NetApp, Inc.	Teradata Corporation

Elements of Executive Compensation
The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and long-term incentives, including both cash and equity components. A significant portion of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs.The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description and Objectives
Base Salary
•Fixed compensation primarily used to attract and retain top talent with the experience, skills and abilities critical to our long-term success
•To reward sustained success in meeting or exceeding key corporate business objectives through merit increases

Annual Cash Incentive Program
•Variable, annual cash compensation which takes into account Company and individual performance
•To drive Company and individual performance against key strategic goals that are aligned with the interests of our stockholders

Long-Term Equity Incentives (Time-Based and Performance-Based)
•Variable, equity-based compensation used to promote achievement of longer-term performance objectives
•To create multi-year performance and retention incentives, and to align executive interests with those of our stockholders
•Typically utilizes multi-year vesting periods

Long-Term Cash Incentives	•Variable, cash-based compensation to promote achievement of longer-term performance objectives
Employee Benefits and Limited Perquisites	•Includes medical, dental, and disability plans, as well as relocation programs and limited perquisites •To promote health, wellness and well-being of our executives
Retirement Programs	•Includes both retirement savings plan and deferred compensation plan, as applicable. •To provide for basic retirement for our executives
Our executive compensation program also provides for cash severance payments and benefits tied to provisions within most executive employment agreements and accelerated vesting of equity awards in the event of certain terminations of employment, including, in certain cases, following a change in control. See “Potential Payments Upon Termination or Change in Control” below.

Base Salaries
Each NEO is party to an employment agreement that provides for an initial annual base salary. The Compensation Committee reviews base salary levels on an annual basis. Base salary levels are determined taking into consideration all elements of compensation as a whole, and based on job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market base salaries for similar positions.

The following table sets forth the base salaries for our NEOs for Fiscal 2023:

NEO	Base Salary(1) as of	Base Salary as of	Percent Change
	January 1, 2023	December 31, 2023
Amar Maletira(2)	$900,000	$810,000	(10)%
Bobby Molu(3)	$570,000	$769,758	35%
Brian Lillie(4)	$650,000	$650,000	—%
D K Sinha	$650,000	$650,000	—%
Srini Koushik	$525,000	$525,000	—%
(1)Base salary as of January 1, 2023, or the NEO’s first day of employment with us, as applicable.
(2)Due to macroeconomic factors, Mr. Maletira voluntarily accepted a 10% base salary reduction from $900,000 to $810,000, effective April 1, 2023. His base salary automatically reverted back to $900,000 effective January 1, 2024.
(3)Mr. Molu joined the Company on January 16, 2023. In March 2023, his base salary was increased to GBP £604,666, which was converted to USD at the rate of 1.27303, or USD $769,758, as of December 31, 2023 for purposes of this table.
(4)Mr. Lillie commenced employment with us on January 23, 2023.

Annual Cash Incentive Program
The second component of executive officer compensation is the annual cash incentive program (“ACIP”), which for Fiscal 2023 (the “2023 ACIP”) was designed to pay a significant portion of our NEO’s annual cash compensation based on individual and Company performance achievement through the use of guideposts. For

Fiscal 2023, our Compensation Committee considered net revenue (30%), Non-GAAP operating profit (45%), year-end cash balance, as well as non-financial objectives including diversity (5%) and customer satisfaction/net promoter score (5%). The Compensation Committee may also apply discretion when determining the final payouts.

The 2023 ACIP provides for an annual cash bonus at target as a percentage of base salary, which was initially specified in each NEO’s employment agreement and may be adjusted by the Compensation Committee to reflect such factors as job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market factors. The following table summarizes the 2023 ACIP paid to each of the NEOs:

Executive	Actual Fiscal 2023 Salary Paid(1)	2023 ACIP Target (%)	2023 ACIP Target ($)(1)	Actual ACIP Paid in Respect of Fiscal 2023
Amar Maletira	$832,192	150%	$1,248,288	$2,761,798
Bobby Molu(2)	$714,616	90%	$643,154	$350,139
Brian Lillie	$610,822	100%	$610,822	$250,437
D K Sinha	$650,000	100%	$650,000	$266,500
Srini Koushik	$525,000	75%	$453,600	$161,438
(1)     The ACIP Target is calculated as a percentage of actual salary received during the fiscal year (not annualized or current base salary); therefore the salary amounts shown in this column for NEOs that (i) started employment during Fiscal 2023 are pro-rated based on their start date and/or (ii) received a base salary increase (or decrease) during Fiscal 2023 differ from their base salary as of December 31, 2023. In addition, a portion of Mr. Molu’s salary was paid in GBP was converted to USD at the rate of 1.27303 as of December 31, 2023 for purposes of this table.
(2)     Pursuant to his separation and release agreement, Mr. Molu received a bonus for Fiscal 2023 in the amount of GBP £275,044 (approximately USD $350,139 as of December 31, 2023).

Non-GAAP Measures
For purposes of the annual target bonus opportunity, Bonus Eligible Adjusted EBIT is defined as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges for transaction-related costs and adjustments, restructuring and transformation charges, certain other non-operating, non-recurring or non-core gains and losses, and the impact of changes in foreign exchange rates.

One-Time Signing Cash Bonuses
Molu. We paid Mr. Molu a one-time signing bonus in March 2023 equal to GBP £439,406 (approximately USD $559,377 as of December 31, 2023).

Sinha. We paid Mr. Sinha a one-time signing bonus equal to $675,000 in Fiscal 2023. It was paid in two installments: (1) 50% was paid in January 2023 (6 months following Mr. Sinha’s start date) and (2) 50% was paid in December 2023.

Long-Term Incentive Program
The Company’s long-term incentive program (“LTIP”) is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments and/or other vehicles with long-term performance metrics. Long-term incentives may include time-based awards and/or performance-based awards, and may be denominated in shares of our Common Stock or cash and typically vest over a three-year period. The grants of LTIP awards are designed to assist in recruiting talented executives, aligning the interests of our executives with the long-term interests of our stockholders, promoting value-creation for our executives and our stockholders and, in the case of performance-based awards, driving the achievement of certain long-term business goals in order to promote long-term value.

Under the 2020 Incentive Plan, we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock or cash-based awards. The 2020 Incentive Plan is designed to align the interests of our management team with our stockholders.

Annual Long-Term Incentive Awards

Each year, the Compensation Committee grants long-term incentive awards to our NEOs after considering competitive market data, individual performance and the NEO’s total target compensation. In determining the value of long-term incentive awards granted to our NEOs, the Compensation Committee further takes into account various factors it deems important, including each NEO’s level of responsibility within the Company and potential to improve the long-term, overall value of the business.

For Fiscal 2023, the Compensation Committee determined that the value of our annual long-term incentive awards to NEOs would be delivered both in the form of (i) time-based RSUs, which vest in annual equal installments over a three-year period based on continued service, and (ii) performance-based long-term cash (“P-CASH”), which vest subject to our relative TSR performance against a specified group of peer companies over a one-, two-, and three-year performance period (collectively, the “2023 LTIP”). The decision to grant a combination of time-based and cash-based long-term incentive awards in Fiscal 2023 took into account considerations including the importance of providing long-term incentives aligned with stockholder interests (including through a relative TSR metric), potential dilution from equity awards, other equity award holdings providing continuing equity alignment, and potential cash costs of a cash-settled award.

In addition, pursuant to their respective employment agreements, Messrs. Molu and Lillie each received an additional award of performance-based restricted stock units (“P-RSUs”), which vest subject to our relative TSR performance against a specified group of peer companies over a one-, two- and three-year performance period.

No P-CASH or P-RSUs will vest if relative TSR performance metrics are not achieved, aligning the interests of our executives with those of our stockholders. In addition to further aligning our executives’ interests with those of our stockholders, the 2023 LTIP awards vest over approximately three years subject to the executives’ continued employment, providing a key retention tool in our executive compensation program and encouraging stability. Further, our NEOs are subject to the share ownership guidelines discussed below as described under “Stock Ownership Guidelines.” For additional details on the 2023 LTIP awards made to our NEOs, please see the “Grants of Plan-Based Awards” table below.

One-Time Retention, Promotion and Sign-On Awards
The Compensation Committee approved one-time sign-on equity grants in Fiscal 2023 to Mr. Molu and Mr. Lillie. These sign-on equity grants were in the form of time-based RSUs vesting on the first, second and third anniversaries of the grant date. These awards (i) immediately aligned Mr. Molu and Mr. Lillie’s interests with those of our stockholders and (ii) were intended to provide retentive value to Mr. Molu and Lillie. The time-based RSU awards provided for vesting in equal installments annually over a three-year period. For additional details on the these one-time awards made to Messrs. Molu and Lillie, please see the “Grants of Plan-Based Awards” table below.

Severance Benefits
Our severance arrangements are designed to promote loyalty and to provide executives with security and reasonable compensation upon certain terminations of employment. We are obligated to pay severance or other benefits to our NEOs upon certain terminations of employment pursuant to employment agreements or our Executive Change in Control Severance Plan. We may also provide severance benefits to executives who voluntarily terminate their employment relationship with us to incentivize them to assist with transition related matters. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”

Employment Agreements
Each of our NEOs is party to an employment agreement, which specifies the terms of the executive’s employment including certain compensation levels, and is intended to help retain the executive and to provide stability in our senior management team.

Retirement Plan
Each US-based NEO has the ability to participate in our 401(k) plan which is a qualified defined contribution plan available to our US-based employees generally. New employees are automatically enrolled in our 401(k) plan at 6% of the employee’s compensation and we provide matching contributions of 50% up to the first 6% of the employee’s compensation.

Non-Qualified Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan (“Non-Qualified Plan”) under which our executives and certain management can participate. We do not provide a company matching contribution to the Non-Qualified Plan. None of our NEOs participated in the Non-Qualified Plan in Fiscal 2023. Further details regarding the Non-Qualified Plan can be found below under “Non-Qualified Deferred Compensation Plan.”

Employee Stock Purchase Plan
We offer an employee stock purchase plan (“ESPP”) allowing employees to purchase our Common Stock through payroll deductions. Employees, including our NEOs, have the opportunity to contribute up to 15% of their pay to purchase stock at 85% of the fair market value of the stock on the lower of the first or last day of each six-month offering period.

Limited Perquisites
Our NEOs are eligible for certain executive perquisites, including relocation benefits so our NEOs can seamlessly fulfill their obligations to us. These perquisites are common within our industry, are important for recruiting and retaining key talent and comprise an important component of our total compensation package. In addition, pursuant to his employment agreement, Mr. Molu received a tax equalization payment in the amount of USD $113,812 for Fiscal 2023.

Health and Welfare Benefits
Our NEOs participate in our health and welfare benefit plans in the jurisdictions in which they reside. These plans are available to our employees generally. Our health and welfare benefit plans include medical insurance, dental insurance, life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance. We provide these benefits in order to provide our workforce with a reasonable level of financial support in the event of illness or injury, to enhance productivity and job satisfaction, and to remain competitive.

Clawback Policy
In Fiscal 2023, we adopted the Executive Officer Incentive Compensation Clawback Policy, which provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement.

Insider Trading Policy; Prohibition on Hedging
Our Board has adopted a securities trading policy which prohibits, among other things, grants of non-routine awards under our equity incentive plans during periods when our executives and certain employees may have access to material nonpublic information.

In addition, our Corporate Governance Guidelines and securities trading policy provide that directors, executive officers and other designated employees are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities that are (1) granted to the director, officer or employee as part of such director’s, officer’s or employee’s compensation or (2) held by the director, officer or employee. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options or other derivatives, and (iii) purchases of securities on margin.

Tax and Accounting Considerations
Section 162(m) of the Code
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1.0 million paid in a taxable year to certain “covered employees,” which would generally include our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our overall objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where we believe it is appropriate to do so.

Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% excise tax on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

Generally, our executive employment agreements provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation we paid to each NEO for Fiscal 2023 and, to the extent required by SEC disclosure rules, Fiscal 2022 and Fiscal 2021.

Executive	Year	Salary	Bonus(3)	Stock Awards(5)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and nonqualified deferred compensation earnings	All Other Compensation (6)	Total
Amar Maletira Chief Executive Officer	2023	$832,192	$2,761,798	$9,799,570	—			$9,900	$13,403,460
	2022	$795,173	$821,910	$23,681,398	—	—	—	$6,101	$25,304,582
	2021	$750,000	$675,000	$12,462,203	—	—	—	$5,801	$13,893,004
Bobby Molu(1) Former Executive Vice President and Chief Financial Officer	2023	$714,616	$909,516	$7,104,980	—			$113,812	$8,842,924
Brian Lillie(2) Executive Vice President, President Private Cloud	2023	$610,822	$250,437	$8,877,929	—			$10,125	$9,749,313
D K Sinha Executive Vice President, President Public Cloud	2023	$650,000	$941,500	$4,899,786	—			$10,440	$6,501,726
	2022	$300,000	$297,397	$7,744,396	—	—	—	$6,750	$8,348,543
Srini Koushik Executive Vice President, President, Technology, Sustainability and Artificial Intelligence	2023	$525,000	$161,438	$1,781,738	—			$9,900	$2,478,076
	2022	$525,000	$954,375	$2,938,780	—	—	—	$5,019	$4,423,174
(1)Mr. Molu commenced employment with us as CFO on January 16, 2023. He ceased to be CFO on January 12, 2024 and his employment with us ended on February 23, 2024. The cash portion of his compensation was paid in GBP and converted to USD at the rate of 1.27303 as of December 31, 2023 for purposes of this table and other applicable tables.
(2)Mr. Lillie commenced employment with us on January 23, 2023.
(3)Amounts reflected for Fiscal 2023 include annual bonus payments for each NEO that were earned for Fiscal 2023 and paid in March 2024, as discussed under “Compensation Discussion and Analysis - Annual Cash Incentive Program.” In addition, the amounts for Messrs. Molu and Sinha include one-time signing bonuses of $559,377 and $675,000, respectively, as discussed under “Compensation Discussion and Analysis - Annual Cash Incentive Program - One-Time Signing Cash Bonuses.”
(4)The Fiscal 2023 amounts in the “Stock Awards” column include special one-time sign-on awards granted to Messrs. Molu and Lillie, as discussed under “Compensation Discussion and Analysis - Long-Term Equity Incentive Compensation.” Dollar amounts reported reflect the aggregate fair value determined as of the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Fiscal 2023 Annual Report for the relevant assumptions used in the calculation of these amounts. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award through applicable vesting dates.
(5)The amounts shown for “All Other Compensation” for Fiscal 2023 are detailed in the table below. The amounts listed for matching contributions under our 401(k) plan are immediately vested.

Executive	401(k) Company Match	Tax Equalization(a)	Work From Home Allowance	Total
Amar Maletira	$9,900	$—		$9,900
Bobby Molu	$—	$113,812		$113,812
Brian Lillie(2)	$9,900	$—	$225	$10,125
D K Sinha	$9,900	$—	$540	$10,440
Srini Koushik	$9,900	$—		$9,900
(a)    Pursuant to his employment agreement, as amended, Mr. Molu received a tax equalization payment in Fiscal 2023.

GRANTS OF PLAN-BASED AWARDS
The following table shows grants of plan-based awards granted to our NEOs during Fiscal 2023.

Executive Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1)
		Target	Maximum	Target	Maximum
Amar Maletira
Annual Cash Incentive Plan(2)		$1,215,000	$1,822,500
P-CASH - Tranche 1(3)	3/16/2023			1,833,333	3,666,667		$1,723,333
P-CASH - Tranche 2(3)				1,833,333	3,666,667		$1,870,000
P-CASH - Tranche 3(3)				1,833,333	3,666,667		$1,778,333
Time-Based RSUs4)	3/16/2023					2,088,634	$4,427,904
Bobby Molu
Annual Cash Incentive Plan(2)		$692,782	$1,039,173
P-CASH - Tranche 1(3)	3/16/2023			500,000	1,000,000		$470,000
P-CASH - Tranche 2(3)				500,000	1,000,000		$510,000
P-CASH - Tranche 3(3)				500,000	1,000,000		$485,000
Time-Based RSUs(4)	1/24/2023					841,665	$2,457,662
Time-Based RSUs(4)	3/16/2023					569,627	$1,207,609
P-RSUs - Tranche 1(5)	3/16/2023			316,459	632,918		$490,511
P-RSUs - Tranche 2(5)				316,460	632,920		$686,718
P-RSUs - Tranche 3(5)				316,460	632,920		$797,479
Brian Lillie
Annual Cash Incentive Plan(2)		$650,000	$975,000
P-CASH - Tranche 1(3)	3/16/2023			500,000	1,000,000		$470,000
P-CASH - Tranche 2(3)				500,000	1,000,000		$510,000
P-CASH - Tranche 3(3)				500,000	1,000,000		$485,000
Time-Based RSUs(4)	1/24/2023					1,178,332	$3,440,729
Time-Based RSUs(4)	3/16/2023					569,627	$1,207,609
P-RSUs - Tranche 1(5)	3/16/2023			443,043	886,086		$686,717
P-RSUs - Tranche 2(5)				443,043	886,086		$961,403
P-RSUs - Tranche 3(5)				443,044	886,088		$1,116,471
D K Sinha
Annual Cash Incentive Plan(2)		$650,000	$975,000
P-CASH - Tranche 1(3)	3/16/2023			916,667	1,833,333		$861,667
P-CASH - Tranche 2(3)				916,667	1,833,333		$935,000
P-CASH - Tranche 3(3)				916,667	1,833,333		$889,167
Time-Based RSUs(4)	3/16/2023					1,044,317	$2,213,952
Srini Koushik
Annual Cash Incentive Plan(2)		$393,750	$590,625
P-CASH - Tranche 1(3)	3/16/2023			333,333	666,667		$313,333
P-CASH - Tranche 2(3)				333,333	666,667		$340,000
P-CASH - Tranche 3(3)				333,333	666,667		$323,333
Time-Based RSUs(4)	3/16/2023					379,751	$805,072
(1)Dollar amount reported reflects the fair value on the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Fiscal 2023 Annual Report for the relevant assumptions used to determine the valuation of our stock awards. The amounts listed include grant date fair values for the P-RSUs and P-CASH at target.
(2)Possible payout levels shown under the annual cash incentive plan are based on annualized salary as of December 31, 2023. See “Bonus” column of the Summary Compensation Table and accompanying footnote for the amount actually earned by each NEO for Fiscal 2023.
(3)Represents P-CASH awards vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025.
(4)Represents RSUs granted under our 2020 Incentive Plan which vest in three equal installments annually over three years from the date of grant, subject to continued employment through the applicable vesting dates.

(5)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025.

EMPLOYMENT AND SEPARATION AGREEMENTS
Each of our NEOs have employment agreements with us, directly or through one of our subsidiaries, providing for compensation and benefits under specified circumstances, including in connection with termination of employment. The employment agreements include restrictive covenants requiring non-disclosure of confidential information as well as provisions restricting each NEO’s ability to compete with the Company or solicit employees, customers or potential customers for a period of time after termination of employment. On March 16, 2021, the Compensation Committee adopted the Executive Change in Control Severance Plan (the “CIC Plan”), which provides for severance benefits for executive officers, including our NEOs, who enter into participation agreements and in the event of a Change in Control (as defined in the 2020 Incentive Plan) of our Company. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”

The employment agreements described below include terms and conditions as of the date of the most recent agreement or amendment, as applicable. All capitalized but not otherwise defined terms included in this section have the meanings ascribed in the applicable employment and/or separation agreement.

Employment Agreement with Amar Maletira
In October 2020, we entered into an employment agreement with Mr. Maletira pursuant to which he served as our President and Chief Financial Officer and received an annual base salary, which was $750,000. His base salary was subsequently increased to $772,500, effective July 1, 2022. On September 27, 2022, we entered into an amended and restated employment agreement with Amar Maletira pursuant to which he serves as our Chief Executive Officer (and temporarily served as our Interim Chief Financial Officer until a replacement for the position was appointed). Under this employment agreement, he receives an annual base salary of $900,000, subject to annual review and increases as determined by the Compensation Committee. The employment agreement can be terminated by Mr. Maletira with forty-five (45) days’ written notice.

Mr. Maletira is further eligible to receive an annual cash bonus, with a target bonus amount equal to 150% of his annual base salary and a maximum amount equal to 200% of his annual base salary. Mr. Maletira’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. In connection with his appointment as our Chief Executive Officer, Mr. Maletira received a one-time retention equity grant of $15.0 million in the aggregate, one-half of which was in the form of RSUs and one-half in the form of PSUs. His employment agreement also provides that for each of 2023 and 2024, Mr. Maletira is to receive annual equity awards, comprised of RSUs and PSUs, in each case having a grant date value (based on the volume weighted average market closing price per share of our Common Stock over the 30-trading day period immediately preceding the grant date) of not less than $11.0 million.

Mr. Maletira’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause, (d) without Cause, (e) with Good Reason, and (f) without Good Reason. Mr. Maletira is eligible for the benefits described below upon termination of employment:
•In the event Mr. Maletira’s employment is terminated by us for cause or due to his resignation other than for good reason, Mr. Maletira would be entitled to receive his accrued base salary and benefits through the effective date of termination (the “accrued obligations”).
•In the event Mr. Maletira’s employment is terminated due to his death or disability, he would be entitled to receive, in addition to the accrued obligations, a prorated portion of his annual cash bonus for the year of termination, any unpaid annual cash bonus for any performance year completed on or before the termination date, and a payment for six months of applicable premium cost for continued group health coverage. In addition, Mr. Maletira would receive accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•In the event Mr. Maletira’s employment is terminated by us without cause or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) payments over 18 months totaling 1.5 times the sum of (x) his then annual base salary plus (y) 150% of his target cash bonus, (ii) a pro-rata portion of his annual cash bonus (calculated assuming personal performance criteria had been met), (iii) 18 months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•If there is a “change in control” (as defined in the 2020 Incentive Plan) and within 90 days before or 24 months following the date of the change in control, Mr. Maletira’s employment is terminated by us without cause or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) cash severance equal to two times his then annual base salary and target annual cash bonus, (ii) a pro-rata portion of his target annual cash bonus, (iii) 18 months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards. The accelerated vesting is to occur on the earlier of (a) the date of the change in control or (b) the termination date. If the accelerated vesting occurs on the date of the change of control, Mr. Maletira will also receive a payment equal to 50% of his income and payroll tax liability payable by reason of such acceleration.
•If Mr. Maletira gives notice of non-renewal of his employment agreement, he would be entitled to accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans.

Under Mr. Maletira’s employment agreement, “cause” means any of the following: (a) Mr. Maletira’s indictment for, conviction of, or plea of guilty or nolo contendere to, any (A) felony, (B) misdemeanor involving moral turpitude, or (C) other crime involving either fraud or a breach of his duty of loyalty to us, or any of our customers or suppliers, (b) Mr. Maletira’s substantial and repeated failure to perform duties as reasonably directed by our Board and/or Mr. Maletira’s direct supervisor (other than as a consequence of disability) after written notice thereof and failure to cure within 15 days, (c) Mr. Maletira’s fraud, misappropriation, embezzlement, or material misuse of funds or property belonging to us, (d) Mr. Maletira’s willful violation of our written policies, or other misconduct in connection with the performance of his duties that in either case results in material injury to us, after written notice thereof and failure to cure within 15 days, to the extent curable, (e) Mr. Maletira’s breach of any of the material terms of any employment agreement, consulting agreement or other applicable agreement that results in material injury to us, and failure to cure such breach within 15 days after written notice, or (f) Mr. Maletira’s breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within 15 days after he becomes aware of such breaches, to the extent curable) or the non-competition and non-solicitation provisions to which Mr. Maletira is subject. Any act or omission of Mr. Maletira will not be the basis of a Cause termination to the extent that he (i) has relied on the advice or followed the instructions of any counsel for us, any accounting firm providing services to us or any outside firm providing advice to us, (ii) has followed the instructions or directions of our Board and following such instructions or directions was not a violation of applicable law or his duties to us, or (iii) had a reasonable and good faith belief that such act or omission was in (or not opposed to) our best interests and not a violation of applicable law or his duties to us. Mr. Maletira’s employment shall not be terminated by cause unless and until a resolution has been adopted by more than half of the entire membership of the Board.

Under Mr. Maletira’s employment agreement, “good reason” means any of the following without Mr. Maletira’s written consent: (i) a material reduction of duties, responsibilities or authority, removal from the position as CEO, removal from any other position to which Mr. Maletira has been appointed, or, for so long as the Apollo Funds remains the majority shareholder, the failure to re-elect Mr. Maletira to the Board; (ii) a reduction in base salary or target bonus; (iii) any material breach by us of any term of the employment agreement or any other written agreement to which Mr. Maletira is a party; (iv) requiring Mr. Maletira to work solely and substantially at a location more than 50 miles from a location where Mr. Maletira was been permitted to work as of commencement of employment; (v) any requirement that Mr. Maletira report to someone other than our Board; or (vi) the failure of a successor company to assume the employment agreement; provided that he must provide written notice to us of such breach and, except with respect to clause (vi), we shall have failed to fully remedy the event.

Employment and Separation Agreement with Bobby Molu

In November 2022, we entered into an employment agreement with Mr. Molu pursuant to which his employment by us as CFO commenced in January 2023. The agreement was subsequently amended to correct clerical errors and to convert certain elements of his compensation from USD to GBP, among other things. Pursuant to the terms of the amended agreement, Mr. Molu was to receive (i) an annual base salary of GBP £604,666, (ii) a one-time signing bonus in the amount of GBP £439,406, (iii) an annual equity award, (iv) a retention grant in the form of RSUs valued at USD $2,500,000 and (v) a retention grant in the form of PSUs valued at USD $2,500,000. The RSUs will vest in equal annual installments on each anniversary of the start date over a three-year period ending on the third anniversary of the start date, subject to Mr. Molu’s continued employment through the applicable vesting date. The PSUs will vest in increments of one-third of the award over a one-year, two-year, and three-year period each ending December 31, 2023, 2024 and 2025, respectively. The PSUs vesting was subject to Mr. Molu’s continued employment through each applicable vesting date, the achievement of the performance conditions included in the PSU award agreement, and the terms and conditions set forth in the 2020 Incentive Plan. The annual equity award will be valued at $2,000,000 for Fiscal 2023, and no less than $3,500,000, for Fiscal 2024 and 2025, subject to approval by the Compensation Committee.

Mr. Molu’s agreement provides that he is eligible to participate in the Company’s cash bonus plan with a target annual bonus amount equal to 90% of Annual Base Salary (“Target Bonus”), with a maximum potential amount of 150%. For performance years 2023 and 2024 only, Mr. Molu will be paid a minimum annual bonus of the greater of GBP £131,822 or the actual annual bonus attainment.

Mr. Molu’s employment agreement provided for termination under certain circumstances, including (a) death, (b) disability, (c) with Cause, (d) without Cause, (e) with Good Reason, and (f) without Good Reason. Mr. Molu was eligible for the benefits described below upon termination of employment:
•In the event Mr. Molu’s employment was terminated by us for Cause he would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans (the “accrued obligations”).
•Upon notice by Mr. Molu of non-renewal of his employment agreement, the Company would pay (i) the accrued obligations and (ii) a pro rata portion of the Annual Bonus that he would otherwise be entitled to receive based on the actual level of achievement of the applicable performance objectives for the fiscal year in which his termination occurs, paid in a lump sum at the same time bonuses are paid to Company’s other similarly situated employees.
•In the event Mr. Molu’s employment was terminated by us without Cause (including non-renewal of his employment agreement by us) or he resigned for Good Reason, he would be entitled to receive his accrued obligations and, subject to execution of a release, (i) his then-current base salary for 18 months, (ii) 12-months of his Target Bonus, (iii) a pro-rata portion of Employee’s Target Bonus for the fiscal year in which Employee's termination occurs paid in a lump sum at the same time bonuses are paid to Company’s other similarly situated employees, and (iv) a lump sum cash payment equal to 12 months of COBRA benefits.
•In the event Mr. Molu’s employment was terminated due to his death or disability, he would be entitled to receive his accrued obligations and (i) a pro-rata Annual Bonus to be paid out at the same time as the Annual Bonus for such fiscal year of the Company is paid to the Company’s other similarly situated employees. If the termination occurred in 2023 or 2024, Mr. Molu would be paid out any guaranteed bonus amounts and a lump sum cash payment equal to 12 months of COBRA benefits.

On January 19, 2024, the Company entered into a separation agreement and release with Mr. Molu (the “Molu Separation Agreement”). Pursuant to the Molu Separation Agreement, Mr. Molu ceased to be the Company’s CFO effective as of January 12, 2024. He remained employed by us in an advisory capacity through February 23, 2024 to ensure a smooth transition and provide advisory services. He received his bonus for Fiscal 2023 in the amount of GBP £275,044 (approximately USD $350,000 at the time of payment), subject to signing a release. The Company did not make additional payments to Mr. Molu, other than unpaid wages and benefits through his termination date, as required by applicable law.

Employment Agreement with Brian Lillie
In January 2023, we entered into an employment agreement with Mr. Lillie pursuant to which he serves as our Executive Vice President and President Private Cloud and receives an annual base salary of $650,000, subject to annual review and increases as determined by the Compensation Committee. He is eligible to participate in the Company’s cash bonus plan with a target annual bonus amount equal to 90% of Annual Base Salary (“Target

Bonus”), with a maximum potential amount of 150%. Mr. Lillie’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. The initial term of the employment agreement with Mr. Lillie is through January 22, 2026, with automatic renewal thereafter for successive two-year periods, unless Mr. Lillie’s employment is terminated by either party providing written notice of non-renewal.

In addition to base salary and annual bonus, Mr. Lillie’s employment agreement also provided for a recruiting equity award in the form of RSUs valued at USD $3,500,000 vesting in equal installments on the first, second and third anniversaries of his start date and PSUs valued at USD $3,500,000 vesting in equal installments following the end of the applicable one-two and three-year measurement periods, both subject to his continued employment over the applicable vesting date.

Mr. Lillie’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause, (d) without Cause, (e) with Good Reason, and (f) without Good Reason. Mr. Lillie is eligible for the benefits described below upon termination of employment:
•In the event Mr. Lillie’s employment is terminated by us for Cause he would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans (the “accrued obligations”).
•If Mr. Lillie gives notice of non-renewal of his employment agreement, the Company will pay (i) the accrued obligations and (ii) a pro rata portion of the Annual Bonus that he would otherwise be entitled to receive based on the actual level of achievement of the applicable performance objectives for the fiscal year in which his termination occurs, paid in a lump sum at the same time bonuses are paid to Company’s other similarly situated employees.
•In the event Mr. Lillie’s employment is terminated by us without Cause (including non-renewal of his employment agreement by us), he resigns for Good Reason, or the Company provides him with a Notice of Non-Renewal, he would be entitled to receive his accrued obligations and, subject to execution of a release, (i) his then current base salary for 12 months, (ii) 12-months of his Target Bonus, (iii) a pro-rata portion of Employee’s Target Bonus for the fiscal year in which Employee's termination occurs paid in a lump sum at the same time bonuses are paid to Company’s other similarly situated employees, and (iv) a lump sum cash payment equal to 12 months of COBRA benefits.
•In the event Mr. Lillie’s employment is terminated due to his death or disability, he would be entitled to receive his accrued obligations and (i) a pro-rata Annual Bonus to be paid out at the same time as the Annual Bonus for such fiscal year of the Company is paid to the Company’s other similarly situated employees.

Employment Agreement with D K Sinha
In July 2022, we entered into an employment agreement with Mr. Sinha pursuant to which he serves as our Executive Vice President and President Public Cloud and receives an annual base salary of $650,000, subject to annual review and increases as determined by the Compensation Committee. He is eligible to participate in the Company’s cash bonus plan with a target annual bonus amount equal to 90% of Annual Base Salary (“Target Bonus”), with a maximum potential amount of 150%. Mr. Sinha’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. The initial term of the employment agreement with Mr. Sinha is through July 17, 2026, with automatic renewal thereafter for successive two-year periods, unless Mr. Sinha’s employment is terminated by either party providing written notice of non-renewal.

In addition to base salary and annual bonus, Mr. Sinha’s employment agreement also provides for a recruiting equity award in the form of RSUs valued at USD $7,000,000 vesting in equal installments on the first, second and third anniversaries of the grant date subject to his continued employment over the applicable vesting date. For Fiscal 2023 and Fiscal 2024, the Company will recommend that the Compensation Committee approve an annual equity award with recommended award value not less than $5,500,000. Mr. Sinha’s employment agreement also provided for a cash signing bonus, with 50% payable six months after his start date and the remainder payable in December 2023.

Mr. Sinha’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Mr. Sinha’s employment agreement), (d) without Cause, (e) with Good Reason (as defined in Mr. Sinha’s employment agreement), and (f) without Good Reason. Mr. Sinha is eligible for the benefits described below upon termination of employment:
•In the event Mr. Sinha’s employment is terminated by us for Cause or due to his resignation other than for Good Reason, Mr. Sinha would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans. Mr. Sinha’s accrued base salary and benefits are referred to as “accrued obligations.”
•If Mr. Sinha gives notice of non-renewal of his employment agreement, or if he terminates his employment for other than Good Reason, he would be entitled to receive his accrued obligations. If a termination date is determined to be prior to the end of the employment period, and Mr. Sinha signs a general release, Mr. Sinha would be entitled to receive (a) in periodic payments, an amount equal to his pro-rata base salary through the end of the notice period (as defined below) and (b) acceleration of any time-based equity awards outstanding which would have vested prior to the end of the notice period. The “notice period” is (i) 90-days prior to the end of the then-current employment period, in the case of non-renewal of the employment agreement and (ii) 90-days prior to the last date of employment specified in his notice of termination in the case of termination for other than Good Reason.
•In the event Mr. Sinha’s employment is terminated by us without Cause (including non-renewal of his employment agreement by us) or Mr. Sinha resigns for Good Reason, Mr. Sinha would be entitled to receive his accrued obligations and, subject to execution of a release, (i) in periodic payments in accordance with ordinary payroll practices and deductions, an amount equal to his annual base salary for 12 months, (ii) his target annual cash bonus, (iii) a pro-rata portion of Employee’s Target Bonus for the fiscal year in which Employee's termination occurs paid in a lump sum at the same time bonuses are paid to Company’s other similarly situated employees and (iv) a lump-sum payment equal to 12 months of COBRA benefits.
•In the event Mr. Sinha’s employment is terminated due to his death or disability, he would be entitled to receive accrued and unpaid base salary and bonus, a pro-rata portion of his target bonus and any payments required under applicable employee benefit plans. Any unvested equity awards which would have vested within 12 months of termination will accelerate and become vested.

Employment Agreement with Srini Koushik
In November 2022, we entered into an employment agreement with Srini Koushik, pursuant to which he serves as our Executive Vice President and Chief Technology Officer and receives an annual base salary, which is currently $525,000, subject to annual review and increases as determined by the Compensation Committee, and is eligible to receive an annual cash bonus, with a current target bonus equal to 75% of his annual base salary. Mr. Koushik’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. The initial term of the employment agreement with Mr. Koushik is through December 15, 2024, with automatic renewal thereafter for successive one-year periods, unless Mr. Koushik’s employment is terminated by either party giving ninety (90) days prior written notice.

As inducement for joining our leadership team, Mr. Koushik received a sign-on bonus of $600,000 paid in two increments: (i) $450,000 paid within thirty (30) days from his commencement of employment and (ii) $150,000 paid at the time annual bonuses were customarily paid in March 2022. Mr. Koushik was entitled to a one-time recruiting RSU with a value of $2.0 million (based on the volume weighted average market closing price per share of our Common Stock over the 30-trading day period immediately preceding the grant date). Under the terms of the employment agreement, Mr. Koushik was also entitled to annual equity awards with a value of $1.4 million for each of fiscal years 2022 and 2023.

Mr. Koushik’s employment with us may terminate pursuant to the terms of his employment agreement under certain circumstances, including (a) death, (b) disability, (c) with Cause (as defined in Mr. Koushik’s employment agreement), (d) without Cause, (e) with Good Reason (as defined in Mr. Koushik’s employment agreement), and (f) without Good Reason. Mr. Koushik is eligible for the certain benefits described below upon termination of employment:
•In the event Mr. Koushik’s employment is terminated by us for Cause or due to his resignation other than for Good Reason, Mr. Koushik would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans. Mr. Koushik’s accrued base salary and benefits are referred to as “accrued obligations.”
•If Mr. Koushik gives notice of non-renewal of his employment agreement, or if he terminates his employment for other than Good Reason, he would be entitled to receive his accrued obligations. If a termination date is determined to be prior to the end of the employment period, and Mr. Koushik signs a general release, Mr. Koushik would be entitled to receive (a) in periodic payments, an amount equal to his pro-rata base salary through the end of the notice period (as defined below) and (b) acceleration of any time-based equity awards outstanding which would have vested prior to the end of the notice period. The “notice period” is (i) 90-days prior to the end of the then-current employment period, in the case of non-renewal of the employment agreement and (ii) 90-days prior to the last date of employment specified in his notice of termination in the case of termination for other than Good Reason.
•In the event Mr. Koushik’s employment is terminated by us without Cause (including non-renewal of his employment agreement by us) or Mr. Koushik resigns for Good Reason, Mr. Koushik would be entitled to receive his accrued obligations and, subject to execution of a release, (i) in periodic payments in accordance with ordinary payroll practices and deductions, an amount equal to his annual base salary for 12 months, (ii) his target annual cash bonus, (iii) a pro-rata portion of his annual bonus and (iv) a lump-sum payment equal to 12 months of COBRA benefits.
•In the event Mr. Koushik’s employment is terminated due to his death or disability, he would be entitled to receive accrued and unpaid base salary and bonus, a pro-rata portion of his target bonus and any payments required under applicable employee benefit plans. Any unvested equity awards which would have vested within 12 months of termination will accelerate and become vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows equity awards outstanding as of December 31, 2023 for each of the NEOs.

Executive Type of Award Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Amar Maletira
RSUs(2) 3/16/2021	—	—	—	—	—	68,810	$137,620	—	—
RSUs(3) 8/19/2021	—	—	—	—	—	195,102	$390,204	—	—
RSUs(4) 3/22/2022	—	—	—	—	—	376,162	$752,324	—	—
RSUs(5) 10/26/2022	—	—	—	—	—	965,195	$1,930,390	—	—
RSUs(6) 3/16/2023	—	—	—	—	—	2,088,634	$4,177,268	—	—
P-RSUs(7) 3/22/2022	—	—	—	—	—	—	—	62,694	$125,388
P-RSUs(8) 10/26/2022	—	—	—	—	—	—	—	1,447,792	$2,895,584
P-CASH(9) 3/16/2023	—	—	—	—	—	—	—	—	$5,500,000
Bobby Molu
RSUs(10) 1/24/2023	—	—	—	—	—	841,665	$1,683,330	—	—
RSUs(11) 3/16/2023	—	—	—	—	—	569,627	$1,139,254	—	—
P-RSUs(12) 3/16/2023	—	—	—	—	—	—	—	949,379	$1,898,758
P-CASH(13) 3/16/2023	—	—	—	—	—	—	—	—	$1,500,000
Brian Lillie
RSUs(14) 1/24/2023	—	—	—	—	—	1,178,332	$2,356,664	—	$—
RSUs(15) 3/16/2023	—	—	—	—	—	569,627	$1,139,254	—	—

Executive Type of Award Grant Date	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
P-RSUs(16) 3/16/2023	—	—	—	—	—	—	—	1,329,130	$2,658,260
P-CASH(17) 3/16/2023	—	—	—	—	—	—	—	—	$1,500,000
D K Sinha
RSUs(18) 7/18/2022	—	—	—	—	—	582,750	$1,165,500	—	—
RSUs(19) 11/27/2022	—	—	—	—	—	347,642	$695,284	—	—
RSUs(20) 3/16/2023	—	—	—	—	—	1,044,317	$2,088,634	—	—
P-CASH(21) 3/16/2023	—	—	—	—	—	—	—	—	$2,750,000
Srini Koushik
RSUs(22) 3/22/2022	—	—	—	—	—	43,886	$87,772	—	—
RSUs(23) 8/16/2022	—	—	—	—	—	53,565	$107,130	—	—
RSUs(24) 11/27/2022	—	—	—	—	—	139,057	278,114	—	—
RSUs(25) 3/16/2023	—	—	—	—	—	379,751	$759,502	—	—
P-RSUs(26) 3/22/2022	—	—	—	—	—	—	—	43,886	$87,772
P-CASH(27) 3/16/2023	—	—	—	—	—	—	—	—	$1,000,000
(1)The market value is based on the closing price of our Common Stock of $2.00, as reported by the NASDAQ on December 29, 2023.
(2)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on March 16, 2024.
(3)Represents RSUs vesting in equal semi-annual installments over three years, with the remaining unvested portion scheduled to vest on each of February 19, 2024 and August 19, 2024.
(4)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, and March 16, 2025.
(5)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of September 27, 2024 and September 27, 2025.
(6)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, March 16, 2025 and March 16, 2026.

(7)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2022 and December 31, 2024. The remaining unvested portions are scheduled to vest on January 30, 2024 and January 30, 2025.
(8)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions will vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(9)Represents P-CASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(10)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on January 24, 2024, January 24, 2025 and January 24, 2026.
(11)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, March 16, 2025 and March 16, 2026.
(12)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(13)Represents P-CASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(14)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on January 24, 2024, January 24, 2025 and January 24, 2026.
(15)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, March 16, 2025 and March 16, 2026.
(16)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(17)Represents P-CASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(18)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of July 18, 2024 and July 18, 2025.
(19)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of November 27, 2024 and November 27, 2025.
(20)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, March 16, 2025 and March 16, 2026.
(21)Represents P-CASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(22)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024 and March 16, 2025.
(23)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of August 16, 2024 and August 16, 2025.
(24)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of November 27, 2024 and November 27, 2025.
(25)Represents RSUs vesting in equal annual installments over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2024, March 16, 2025 and March 16, 2026.
(26)Represents P-RSUs vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.
(27)Represents P-CASH vesting in equal annual installments, which may be earned in an amount equal to 0% to 200% of target based on our relative TSR performance against a specified comparator group over one-, two- and three-year performance periods between January 1, 2023 and December 31, 2025. The remaining unvested portions are scheduled to vest on January 30, 2024, January 30, 2025 and January 30, 2026.

OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth information regarding the vesting of equity awards in Fiscal 2023.

Executive	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Amar Maletira	—	$—	1,175,808	$2,466,378
Bobby Molu	—	$—	—	$—
Brian Lillie	—	$—	—	$—
D K Sinha	—	$—	465,196	$1,014,981
Srini Koushik	—	$—	207,237	$400,806
(1)     The value realized was determined by multiplying the number of shares that vested by the per-share closing price of our Common Stock as reported by Nasdaq on the date each award vested. Dollar values do not necessarily reflect the proceeds actually received by the NEO.

NON-QUALIFIED DEFERRED COMPENSATION
Our Non-Qualified Plan permits designated eligible participants, including our NEOs, to elect to defer up to 80% of base salary and 100% of incentive bonus compensation on a pre-tax basis. Deferred amounts are credited to each participant’s account which is then allocated based on a select number of investment options. The value of the participant’s account is adjusted according to the performance of the investment options chosen. Distributions from the Non-Qualified Plan are payable in cash and will be paid either in a lump sum or annual installments at a specific date prior to retirement or termination of employment, as elected in advance by the participant. A participant may elect to receive distributions and related earnings through an in-service account through a lump-sum or up to five annual installments, as elected in advance by the participant. None of our NEOs had a balance in a non-qualified deferred compensation account as of December 31, 2023.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Compensation Committee believes that retaining our NEOs and other key employees by providing a degree of financial security and ensuring a continued dedication to duties in the event of a change in control is in the best interests of our stockholders. Each of our NEOs is entitled to receive the change in control or termination benefits under the applicable agreement described above under “Employment and Separation Agreements.” In addition, our NEOs are entitled to receive the change in control or termination benefits described below under their long-term equity incentive agreements:

All NEOs
RSUs
Our NEOs would be entitled to full accelerated vesting of his or her time-based RSUs upon a change in control.

P-RSUs
Our NEOs would be entitled to accelerated vesting if a change in control occurs during the applicable performance period. The award will vest at the greater of (i) as if target performance was achieved or (ii) as if any future measurement date is the effective date of the change in control.

Bobby Molu
Separation Agreement and Release
The amounts in the table below represent hypothetical amounts each executive would have been eligible to receive upon certain termination events occurring on December 31, 2023. In connection with his actual departure in February 2024, Mr. Molu received a bonus for Fiscal 2023 in the amount of $350,139, which was paid in March 2024. Mr. Molu was not entitled to additional compensation or acceleration of equity awards under the agreement and did not receive the amounts set forth in the table below.

Amar Maletira
RSUs Granted in 2020

If (i) Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, or (ii) there is a change in control (as defined in the 2020 Incentive Plan), Mr. Maletira would be entitled to accelerated vesting of his 2020 time-based RSUs.

As used in the equity award agreements for any NEO, the terms “cause” and “good reason” have the same meanings given to such terms in the NEO’s employment agreement. If “cause” is not defined in the applicable employment agreement, “cause” is defined in the 2017 Incentive Plan or the 2020 Incentive Plan, as applicable.

For purposes of equity awards issued under our 2017 Incentive Plan prior to our IPO, “change in control” is defined in the 2017 Incentive Plan and generally means the occurrence of either of the following: (i) a person or group other than the Apollo Funds becomes the beneficial owner of 35% or more of the voting power of our outstanding securities, and such voting power is greater than the percentage of the voting power of our outstanding securities that is beneficially owned by the Apollo Funds or (ii) sale of all or substantially all of our assets to a person or group other than the Apollo Funds. For purposes of long-term equity awards issued under our 2020 Incentive Plan after our IPO (and for purposes of Mr. Maletira’s employment agreement), a “change in control” has the meaning contained in the 2020 Incentive Plan, which generally means: (a) any person or entity acquires beneficial ownership of 50% or more of our Common Stock or our voting securities; (b) any person or entity acquires beneficial ownership of 35% or more of our voting securities, provided that at such time the beneficial ownership of the Apollo Funds is less than 35% of the voting securities; (c) the incumbent directors cease to constitute a majority of our Board over a twelve month period; (d) our complete liquidation or dissolution; or (e) the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of our assets, in each case, subject to certain exceptions.

Executive Change in Control Severance Plan
Severance benefits under the CIC Plan are determined based on the NEO’s level of employment. Each of our NEOs is entitled to the Tier 1 level of benefits. Upon a termination on or within the two years following a change in control, the NEO is entitled to receive the following benefits, subject to the execution of an effective release of claims in favor of the Company and compliance with restrictive covenants described below, in addition to accrued obligations which have been earned but yet unpaid:
•A lump sum payment of two (2) times the NEO’s base salary and target annual cash bonus;
•A lump sum payment of the NEO’s target annual cash bonus prorated for the number of days worked in the year of termination;
•A lump sum payment equal to eighteen (18) months of the COBRA cost of health and welfare coverage on an after-tax basis for such NEO regardless of whether such NEO elects COBRA continuation coverage;
•Access to outplacement services with a maximum value of $20,000;
•Acceleration of equity awards which are assumed, converted or replaced by any such surviving corporation in a change of control transaction, as well as an amount equal to (a) 50% of the amount of federal, state, local, and foreign income taxes applicable and (b) an amount necessary to pay all additional federal, state, local, and foreign income taxes attributable to the income tax payment; and
•Acceleration of any retention awards outstanding.

Notwithstanding the foregoing, to the extent a NEO would be subject to Section 280G or 4999 of the Code, the NEO’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the NEO’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.

As a condition of each NEO’s participation in the CIC Plan, each NEO is subject to (i) non-competition, non-hire and non-solicitation of employees covenants during employment and one year thereafter and (ii) perpetual confidentiality and non-disparagement covenants.

The following table provides a summary of the compensation that the NEOs would be eligible to receive in each of the scenarios described below, assuming that the relevant termination and, if applicable, “change in control,” occurred on December 31, 2023:

Executive Benefit(1)	Termination without Cause/with Good Reason	Termination due to Change in Control(2)	Termination due to Death or Disability
Amar Maletira
Salary	$1,215,000	$1,620,000	$—
Target Bonus	$1,822,500	$2,430,000	$1,215,000
Prorated Annual Bonus	$1,023,596	$1,726,798	$511,798
Acceleration of RSUs	$7,387,806	$10,127,270	$7,387,806
Acceleration of P-RSUs	$3,020,972	$4,141,175	$3,020,972
Acceleration of P-CASH	$—	$—	$—
Benefit Continuation Payment	$55,143	$55,143	$12,288
Outplacement Services	$—	$20,000	$—
Total	$14,525,017	$20,120,386	$12,147,864
Bobby Molu
Salary	$1,154,637	$1,539,516	$—
Target Bonus	$692,782	$1,385,564	$—
Prorated Annual Bonus	$664,312	$664,312	$167,813
Acceleration of RSUs	$940,860	$3,797,646	$940,860
Acceleration of P-RSUs	$632,918	$2,554,684	$632,918
Acceleration of P-CASH	$—	$1,500,000	$—
Benefit Continuation Payment	$35,893	$79,145	$35,893
Outplacement Services	$—	$20,000	$—
Total	$4,121,402	$11,540,867	$1,777,484
Brian Lillie
Salary	$650,000	$1,300,000	$—
Target Bonus	$650,000	$1,300,000	$—
Prorated Annual Bonus	$250,437	$610,822	$250,437
Acceleration of RSUs	$—	$4,595,220	$1,165,304
Acceleration of P-RSUs	$—	$3,494,158	$886,086
Acceleration of P-CASH	$—	$1,500,000	$—
Benefit Continuation Payment	$24,577	$34,374	$—
Outplacement Services	$—	$20,000	$—
Total	$1,575,014	$12,854,574	$2,301,827
D K Sinha
Salary	$650,000	$1,300,000	$—
Target Bonus	$650,000	$1,300,000	$—
Prorated Annual Bonus	$266,500	$650,000	$266,500
Acceleration of RSUs	$—	$5,413,897	$1,626,602
Acceleration of P-RSUs	$—	$—	$—
Acceleration of P-CASH	$—	$2,750,000	$—
Benefit Continuation Payment	$15,941	$55,143	$—
Outplacement Services	$—	$20,000	$—
Total	$1,582,441	$11,489,040	$1,893,102
Srini Koushik
Salary	$787,500	$1,050,000	$—
Target Bonus	$393,750	$787,500	$—
Prorated Annual Bonus	$—	$393,750	$393,750
Acceleration of RSUs	$—	$1,609,738	$—
Acceleration of P-RSUs	$—	$114,635	$—
Acceleration of P-CASH	$333,333	$1,000,000	$333,333
Benefit Continuation Payment	$—	$51,722	$—
Outplacement Services	$—	$20,000	$—
Total	$1,514,583	$5,027,345	$727,083

(1)    Represents unvested Time-Based RSUs, and unvested Performance-Based RSUs (at the Target level) associated with the acceleration of the vesting of such equity awards under the terms of each NEO’s respective award agreement, employment agreement or our CIC Plan. In the case of RSUs, the value was based on the NASDAQ closing price of $2.00 per share of our Common Stock on December 29, 2023. A description of benefits can be found under the descriptions of each NEO’s respective employment agreement or our CIC Plan.
(2)    Except for Mr. Maletira, amounts shown assume each NEO elects to receive benefits under the CIC Plan in lieu of benefits provided under other arrangements or the NEO’s employment agreement. Amounts include the payment of certain tax obligations under our CIC Plan with respect to acceleration of equity awards and benefits continuation.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K of the Exchange Act (“Item 402(u)”), we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”).

In determining the “median employee,” we prepared a list of all our full-time, part-time and temporary employees as of December 31, 2023, at which time our employee population consisted of 5,813 employees in 22 countries. We did not rely on the de minimis exception under the SEC rules. To identify the median employee from our employee population, we used the annual base salary or wages of each employee, together with variable compensation (including bonuses and commissions) paid during Fiscal 2023 as our consistently applied compensation measure. We annualized the base salaries or wages of those employees that were not employed for the full year and adjusted the compensation of part-time employees to reflect the actual number of hours worked during the year. The compensation of non-US employees was converted to the US dollar equivalent using consistently applied foreign exchange rates. We did not make any cost of living adjustments. We believe this methodology is a reasonable estimate calculated in a manner consistent with Item 402(u).

After the median employee was identified, we calculated such employee’s compensation in the same manner as we calculated the compensation of our principal executive officer for purposes of the Summary Compensation Table and compared the two. For Fiscal 2023:

•The median employee’s total annual total compensation was $56,207;
•The total annual compensation for our principal executive officer, Mr. Maletira, was $13,403,460, as reported in the “Summary Compensation Table” section above.
•Our CEO Pay Ratio was 238:1.

We believe that the CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). We used estimates and assumptions in calculating the CEO Pay Ratio reported above, which may differ from the estimates and assumptions used by other companies. Therefore, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

PAY VERSUS PERFORMANCE TABLE
The table below summarizes the relationship between executive compensation actually paid to the Principal Executive Officers (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures for Fiscal 2020, 2021, 2022 and 2023.

Year	Summary Compensation Table Total for First PEO(1) ($)	Compensation Actually Paid to First PEO(1)(3) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Compensation Actually Paid to Second PEO(1)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Invested Based on:		Net Income (in millions)	Company Selected Measure: Non-GAAP Operating Profit(6) (in millions)
							Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(5) ($)
2023	$—	$—	$13,403,460	$3,939,502	$6,893,010	$4,559,365	$12.20	$175.32	$(837.8)	$183.4
2022	$17,025,668	$(22,885,308)	$25,304,582	$2,445,698	$5,397,267	$(320,247)	$18.00	$111.07	$(804.8)	$363.8
2021	$35,270,070	$22,164,881	$—	$—	$7,832,042	$3,683,896	$82.18	$154.69	$(218.3)	$484.1
2020	$6,864,209	$2,327,785	$—	$—	$7,863,448	$5,365,617	$116.29	$114.98	$(245.8)	$472.9
(1)     Kevin Jones served as our first PEO for 2020, 2021, and 2022. Amar Maletira served as our second PEO during 2022 and 2023.
(2)     For 2023, our non-PEO NEOs included Bobby Molu, Brian Lillie, D K Sinha and Srini Koushik. For 2022, our non-PEO NEOs included Dharmendra Kumar (“D K”) Sinha, Srini Koushik, Holly Windham, and Subroto Mukerji. For 2021, our non-PEO NEOs included Amar Maletira, Subroto Mukerji, Holly Windham, and Martin Blackburn. For 2020, our non-PEO NEOs included Amar Maletira, Dustin Semach, Holly Windham, Martin Blackburn, Steve Mills, and Matt Stoyka.

(3)     Compensation Actually Paid (“CAP”) has been calculated based on the methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid(a)	Fiscal 2023 (For PEO)	Fiscal 2023 (Average for Non-PEO NEOs)
Summary Compensation Table Total	$13,403,460	$6,893,010
Deduct Amounts Reported under the "Stock Awards" Column in the SCT	$(9,799,570)	$(5,666,108)
Add Year End Fair Value of Equity Awards Granted in the Year	$6,497,131	$3,757,623
Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(3,482,218)	$(281,157)
Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$—
Add Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(1,002,743)	$(141,973)
Deduct Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(1,676,558)	$(2,030)
Compensation Actually Paid	$3,939,502	$4,559,365
(a)    For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Performance Share Units	Fiscal 2023
TSR Realized Performance (Percentile)	0 – 10th
Volatility	97.52% - 108.46%
Risk-Free Interest Rate	4.13% - 4.67%

(4)     Reflects cumulative Total Shareholder Return (TSR). It shows the growth of a $100 investment on August 5, 2020, the first day of trading of our Common Stock,through the end of the applicable fiscal year, assuming the reinvestment of dividends.
(5)     Peer Group Total Shareholder Return represents the cumulative return on a $100 investment in the S&P 500 Information Technology Index on August 5, 2020, the first day of trading of our Common Stock, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)     Non-GAAP Operating Profit is defined as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges for transaction-related costs and adjustments, restructuring and transformation charges, certain other non-operating, and non-recurring or non-core gains and losses.

Relationship between Performance Measures and Compensation Actually Paid
The following chart provides a graphical comparison of the relationship between executive compensation actually paid to performance measures. The following table also illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and Total Stockholder Return and Peer Group Total Stockholder Return.

CAP vs. TSR
$116.29
$114.98
$0.0M
$2.3M
$5.4M
2020
$22.2M
$154.69
$0.0M
$3.7M
2021
$82.18
$111.07
$2.4M
2022
($0.3M)
($22.9M)
$18.00
$175.32
$3.9M
$0.0M
$4.6M
2023
$12.20
Compensation Actually Paid (Second PEO)
Compensation Actually Paid (First PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

The following table illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and our Net Income.

CAP vs. Net Income
$0.0M
$2.3M
$5.4M
$0.0M
$22.2M
$3.7M
$2.4M
($22.9M)
($0.3M)
$3.9M
$0.0M
$4.6M
2020
2021
2022
2023
($245.8M)
($218.3M)
($804.8M)
($837.8M)
Compensation Actually Paid (Second PEO)
Compensation Actually Paid (First PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income

The following table illustrates the value of compensation actually paid to our PEOs and Non-PEO NEOs and Non-GAAP Operating Profit.

CAP vs. Non-GAAP Operating Profit
$472.9M
$484.1M
$363.8M
$183.4M
$0.0M
$2.3M
$5.4M
$0.0M
$22.2M
$3.7M
$2.4M
($22.9M)
($0.3M)
$3.9M
$0.0M
$4.6M
2020
2021
2022
2023
Compensation Actually Paid (Second PEO)
Compensation Actually Paid (First PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Non-GAAP Operating Profit

Most Important Performance Measures
The items listed below represent the most important performance measures we use to link compensation actually paid to our NEOs in Fiscal 2023 to our performance.
•Non-GAAP Operating Profit
•Net Income
•Total Shareholder Return

EQUITY COMPENSATION PLANS
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2023, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(3)
Equity compensation plans approved by security holders	38,288,700	$13.07	23,082,205
Equity compensation plans not approved by security holders	—	$—	—
(1)    Includes 3,773,106 shares subject to outstanding options and 34,515,594 unvested RSUs, PSUs and P-RSUs (at Target) under our 2017 Incentive Plan and 2020 Incentive Plan.
(2)    Weighted-average exercise price calculation excludes outstanding RSUs, PSUs, and P-RSUs, which do not have an exercise price.
(3)    Includes 8,975,462 shares available for issuance under our 2020 Employee Stock Purchase Plan and 14,106,743 shares available for issuance under our 2020 Incentive Plan (prior to the proposal in this proxy).

PROPOSAL 3 – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to approve, on a non-binding, advisory basis, a resolution on the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.

As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in “Communications with the Board” set forth in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Proxy Statement for the 2024 Annual Meeting is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2024 Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.

The Board recommends that the stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of the NEOs as disclosed in this Proxy Statement.

PROPOSAL 4 – VOTE TO APPROVE AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN
Introduction
On April 22, 2024 upon recommendation of the Compensation Committee, the Board approved a third amendment to the Rackspace Technology, Inc. 2020 Equity Incentive Plan (as amended, the “2020 Incentive Plan”) to increase the number of shares of Common Stock available for issuance under the 2020 Incentive Plan by an additional 30,000,000 shares, subject to stockholder approval at the 2024 Annual Meeting. The 2020 Incentive Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors.

We have a practice of granting equity awards not only to our executives and directors, but also to key employees. We believe that increasing the number of shares available for issuance under the 2020 Incentive Plan is necessary to continue using equity awards, including performance awards, as an effective means to encourage ownership in the Company by key personnel whose contribution is considered essential to the continued development of our business. Equity compensation encourages these key employees to act in our stockholders’ interests and share in the Company’s success. We have used the 2020 Incentive Plan to grant time-based RSUs, PSUs, P-RSUs, P-CASH and stock options.

Background
The 2020 Incentive Plan was initially adopted by our Board on July 24, 2020 and approved by shareholders in connection with our initial public offering. On April 21, 2022, the Board approved an amendment, (“Amendment No. 1”) to increase the number of shares from 25,000,000 to 50,000,000, which was approved by shareholders at the 2022 Annual Meeting. On April 21, 2023, the Board approved an amendment (“Amendment No. 2”) to increase the number of shares from 50,000,000 to 57,900,000, which was approved by shareholders at the 2023 Annual Meeting. As a result, the maximum number of shares of Common Stock currently authorized for issuance under the 2020 Incentive Plan is 57,900,000 shares. As of the Record Date, approximately 10,232,615 shares of our Common Stock remained available for grants under the 2020 Incentive Plan.

Proposed Amendment to Share Reserve
We are requesting that stockholders approve Amendment No. 3 to the 2020 Incentive Plan (the “2020 Plan Amendment”) to increase the number of shares available under the 2020 Incentive Plan by 30,000,000 shares. A copy of the 2020 Plan Amendment is included as Appendix A to this Proxy Statement. If the 2020 Plan Amendment is approved by our stockholders, the number of shares available for issuance under the 2020 Incentive Plan will increase from 57,900,000 to 87,900,000.

Reasons Why You Should Vote in Favor of the Approval of the Amendment to Increase the Number of Shares Available Under the 2020 Incentive Plan
Our Board recommends a vote for the approval of the 2020 Plan Amendment to increase the number of shares available under the 2020 Incentive Plan because it believes the plan is in the best interests of the Company and its stockholders.
•Aligns director, employee and stockholder interests. We provide long-term incentives under the 2020 Incentive Plan by compensating participants with equity awards. For our senior leadership team, the vast majority of our equity awards vest over a multi-year period, creating retention incentives. With your approval of the 2020 Plan Amendment we will be able to continue to maintain this means of aligning the interests of key personnel with the interests of our stockholders.
•Approval is necessary to continue an equity-based compensation program. If our stockholders do not approve the 2020 Plan Amendment, we would need to provide more long-term compensation in the form of cash for both our employees and directors. This would negatively impact our cash management.
•Includes best corporate governance features. As described below, the 2020 Incentive Plan, which was previously approved by our shareholders, has sound governance features.
•Attracts and retains talent. The 2020 Incentive Plan is a critical tool to the continued success of the Company by supporting our efforts to attract, retain and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.

We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the 2020 Incentive Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interests of the Company’s management and other employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented individuals. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.

Governance Best Practices
The 2020 Incentive Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:
•No “evergreen” provision. The number of shares of our Common Stock available for issuance under the 2020 Incentive Plan is fixed and will not adjust based upon the number of shares outstanding.
•Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.
•Stock options and stock appreciation rights are not discounted. The 2020 Incentive Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.
•No repricing or exchange without stockholder approval. The 2020 Incentive Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•Material amendments require stockholder approval. Material changes to the 2020 Incentive Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs require stockholder approval.
•“Clawback” provision. The 2020 Incentive Plan contains a “clawback” provision, which provides that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its affiliates, all rights of the participant under the 2020 Incentive Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Amount of Share Reserve
The volatility of our stock over the past two years, combined with turnover requiring new hire rants to hire critical team members, has resulted in the need to grant more equity awards. At this time, it is difficult to estimate how many years of grants will be provided by the shares remaining after plan approval. We believe that the requested allocation is critical to ensure our ability to attract and retain key talent and to provide competitive reward opportunities that are aligned with our stockholders’ interests. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, and future performance of our stock price, among other factors. Future share usage may differ from current expectations and so we cannot guarantee how long the additional share reserve will last. Also see “Equity Compensation Plan Information” set forth above regarding year-end information.

Summary of the 2020 Incentive Plan
The following summary of the 2020 Incentive Plan is only a summary of certain provisions and is qualified in its entirety by reference to the actual text of the 2020 Incentive Plan. In the event the proposed 2020 Plan Amendment is not approved, the 2020 Incentive Plan as it currently exists will remain in effect but without the increase in shares proposed in the 2020 Plan Amendment.

Purpose. The purpose of the 2020 Incentive Plan is to assist the Company in attracting, retaining, and motivating highly-qualified employees, directors, and consultants and to link their interests to those of the Company’s stockholders by providing incentives for outstanding performance to generate superior returns.

Shares Subject to the 2020 Incentive Plan. Following the approval of the proposed amendment to the 2020 Incentive Plan, the maximum number of shares of Common Stock available for issuance under the 2020 Incentive Plan is 87,900,000 (increased from 57,900,000), all of which may be issued upon the exercise of ISOs. The shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. As of the Record Date, the closing price per share of our Common Stock on the Nasdaq Stock Market was $1.57 per share.

If any shares subject to an award under the 2020 Incentive Plan are (i) forfeited or expire, (ii) settled for cash, (iii) converted to shares of another person in connection with a corporate transaction, (iv) tendered by the participant or withheld in payment of the exercise price of a stock option, (v) tendered by the participant or withheld to satisfy tax withholding obligations with respect to any award, (vi) subject to SARs and are not issued in connection with the stock settlement of the SAR upon exercise, or (vii) purchased on the open market with the cash proceeds received from the exercise of stock options, then such shares may be used again for new grants under the 2020 Incentive Plan.

Awards granted under the 2020 Incentive Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Awards”) will not reduce the shares authorized for grant under the 2020 Incentive Plan and shares subject to such Substitute Awards may not be added to the 2020 Incentive Plan’s share reserve if such awards are forfeited or expire.

Administration. The 2020 Incentive Plan is generally administered by the Compensation Committee, unless otherwise determined by our Board. However, the Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. In addition, the full Board administers the 2020 Incentive Plan with respect to awards made to non-employee directors. The Compensation Committee and our Board, as applicable, are sometimes referred to herein as the “Administrator.” The Administrator has authority to interpret the 2020 Incentive Plan and all award agreements, and to adopt rules for the administration, interpretation and application of the 2020 Incentive Plan, to interpret, amend or revoke any such rules and to amend the 2020 Incentive Plan or any award agreement, subject to certain limits set forth in the 2020 Incentive Plan.

Eligibility. Persons eligible to participate in the 2020 Incentive Plan include all non-employee members of our Board, as well as employees and consultants of the Company and its parents and subsidiaries, as determined by the Administrator. Only our employees or an employee of a parent or subsidiary may receive ISOs under the 2020 Incentive Plan.

Non-Employee Director Compensation Limit. Notwithstanding any other provision in the 2020 Incentive Plan or in any policy of ours regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in any fiscal year may not exceed $750,000, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the 2020 Incentive Plan, plus (ii) cash compensation in the form of our Board and committee retainers and meeting or similar fees. However, the foregoing limit will not apply in respect of any compensation payable in the year of a non-employee director’s initial appointment or election to our Board.

Change in Capitalization. The Administrator has broad discretion to take action under the 2020 Incentive Plan, as well as to make adjustments to the number and kind of shares issuable under the 2020 Incentive Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2020 Incentive Plan and outstanding awards.

Awards Available for Grant. The 2020 Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, RSUs, other stock-based incentive awards, dividend equivalents, and cash-based incentive awards. All awards under the 2020 Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. Awards other than cash-based incentive awards generally will be settled in shares of our Common Stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. The exercise price of all stock options and SARs granted pursuant to the 2020 Incentive Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant, with the exception of Substitute Awards. The exercise price of a stock option may be paid by the participant in any form permitted by the Administrator, as described below under “Payment for Awards.” Stock options and SARs may be exercised as determined by the Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs to the extent required by Section 422 of the Code. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the Administrator. The Administrator may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.

Unless otherwise determined by the Administrator or set forth in an award agreement, an option or SAR that is unexercisable upon a participant’s termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant’s termination of service. Unless we determine otherwise, in the event that on the last business day of the term of an option (other than an ISO) or a SAR (i) the exercise of the option or SAR is prohibited by applicable law, or (ii) shares may not be purchased or sold by the applicable participant due to any insider trading policy of ours (including blackout periods), the term of the option or SAR shall be extended until the date that is 30 days after the end of the legal prohibition or black-out period; provided, in no event will the extension last beyond the ten-year (or shorter) term of the applicable option or SAR.

Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Administrator’s discretion. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service. Except as otherwise determined by the Administrator, in the event a participant’s service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant’s date of termination, or (ii) if such participant paid a price for the restricted stock award, then we will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.

RSU Awards. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. A participant will have no stockholder rights unless and until the RSUs vest and shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise provided by the Administrator, RSUs will be settled and paid in the form of fully transferable shares, but may also be settled in cash or in a combination of shares and cash. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service.

Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Such awards will be paid in stock, cash, or a combination of stock and cash. These stock or cash-based awards may, but need not, be made in lieu of compensation to which a participant is otherwise entitled.

Dividends and Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Unless otherwise determined by the Administrator, dividend equivalents that are based on dividends paid prior to the vesting of an award will be paid out to the participant only to the extent that the award vests and in no event may any award provide for a participant’s receipt of any other dividends prior to the vesting of such award.

Vesting and Performance Criteria. Vesting conditions determined by the Administrator may apply to each award and may include continued service, achievement of performance goals which may be based on the performance criteria set forth in the 2020 Incentive Plan or such other criteria as determined by the Administrator, and/or other conditions.

Payment for Awards. To the extent that a participant is required to pay for any award or the shares issuable pursuant to such award, such as upon the exercise of a stock option, such payment may be made in a manner permitted by the Administrator which may include by cash, wire transfer or check, by shares (including shares issuable pursuant to the exercise of an award), by delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to us with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us, by having us withhold from the shares otherwise issuable or deliverable with respect to the exercise or settlement of an award a number of shares with a fair market value equal to the aggregate payments required, by any other form of legal consideration acceptable to the Administrator in its sole discretion, or any combination of such permitted forms of payment.

Effect of a Change in Control. In the event of a “Change in Control” (as defined in the 2020 Incentive Plan), outstanding awards under the 2020 Incentive Plan will be subject to the terms and conditions of the applicable award agreement, the agreement evidencing the change in control transaction, or treated as otherwise determined in the Administrator’s discretion without the participant’s consent, and such treatment need not apply to all outstanding awards in an identical manner. The Administrator’s determination as to the treatment of outstanding awards upon a change in control will be final, binding, and conclusive.

Non-U.S. Participants. The Administrator may determine which subsidiaries will be covered by the 2020 Incentive Plan and which individuals outside of the U.S. will be eligible to participate in the 2020 Incentive Plan and may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Nontransferability. With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees under the Form S-8 rules (in the Administrator’s discretion), awards under the 2020 Incentive Plan are generally non-transferable and are exercisable only by the participant.

Plan Amendment and Termination. The 2020 Incentive Plan has a term of ten years, expiring on August 4, 2030. Our Board may amend, suspend, or terminate the 2020 Incentive Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Incentive Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension, or termination of the 2020 Incentive Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant, unless the award agreement expressly provides otherwise. Any awards that are outstanding on the date that the 2020 Incentive Plan is terminated shall remain in force according to the terms of the 2020 Incentive Plan and the applicable award agreement.

Clawback/Forfeiture. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement, as well as to any claw-back required by applicable law or stock exchange listing rule.

Tax Consequences
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2020 Incentive Plan and the disposition of shares so acquired and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Each participant should consult his or her tax advisor as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of any award.

Stock Options under the 2020 Incentive Plan. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as an NSO for federal income tax purposes.
No income will be realized by a participant upon grant or vesting of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs under the 2020 Incentive Plan. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

RSUs under the 2020 Incentive Plan. A participant will not be subject to tax upon the grant or vesting of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Other Stock or Cash-Based Awards under the 2020 Incentive Plan. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the Common Stock or cash received. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents under the 2020 Incentive Plan. A participant does not realize taxable income at the time of the grant of dividend equivalents, and we are not entitled to a deduction at that time. When a dividend equivalent is paid, the participant recognizes ordinary income and we are entitled to a corresponding deduction, subject to the limits of Section 162(m) of the Code.

Section 409A. Certain types of awards under the 2020 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Incentive Plan and awards granted under the 2020 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2020 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
The 2020 Incentive Plan was in place during Fiscal 2023. Future awards to be granted under the 2020 Incentive Plan to our NEOs and other employees are discretionary and are not subject to set benefits or amounts. In addition, the types of awards granted may vary. We have not granted any awards under the 2020 Incentive Plan subject to shareholder approval of this proposal. Accordingly, the future benefits or amounts that will be received by or allocated to our NEOs and other employees under the 2020 Incentive Plan are not determinable.

Awards granted under the 2020 Incentive Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2020 Incentive Plan. However, pursuant to our current compensation program for non-employee directors each of our current non-employee directors is eligible to receive an annual grant of RSUs as further described in the “Non-Employee Director Compensation Policy” section of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Compensation, Discussion & Analysis” and ”Compensation of Non-Employee Directors” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions, including transactions with executive officers and directors, since the beginning of Fiscal 2023, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Investor Rights Agreements
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with Searchlight and one of the Apollo Funds. On August 4, 2020, we amended and restated the investor rights agreement (as amended and restated, the “SCP Investor Rights Agreement”). The SCP Investor Rights Agreement provides that, as long as Searchlight and its affiliates continue to hold at least 6,000,000 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that Searchlight originally received in connection with the Rackspace Acquisition, Searchlight will have the right to (a) nominate one director to our Board and (b) designate one director to the boards of directors of certain subsidiaries of the Company so long as Apollo, the Apollo Funds and their respective affiliates appoint any director to such company’s Board (or similar body). Searchlight's initial nominee resigned from the Board in December 2020 and Searchlight did not exercise its right to nominate a replacement to fill the vacancy. In January 2022, Searchlight reported that it had ceased to any of our Common Stock Accordingly, the SCP Investor Rights Agreement has terminated, in accordance with its terms, with respect to Searchlight.

On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original ABRY Investor Rights Agreement”) and, on November 15, 2017, in connection with the acquisition of Datapipe, we entered into a separate investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original Datapipe Investor Rights Agreement”). On August 4, 2020, we entered into a new investor rights agreement with one of the Apollo Funds and the affiliates of ABRY that superseded both of the Original ABRY Investor Rights Agreement and the Original Datapipe Investor Rights Agreement (such new investor rights agreement, the “ABRY Investor Rights Agreement”, and together with the SCP Investor Rights Agreement, the “Investor Rights Agreements”). Pursuant to the ABRY Investor Rights Agreement, as long as affiliates of ABRY continue to hold at least 11,122,514 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that ABRY and certain of its affiliates held at the closing of the acquisition of Datapipe, ABRY VIII will have the right to nominate one director to our Board. The nominee of ABRY VIII resigned from the Board in October 2021 and ABRY VIII has not exercised its right to nominate a replacement to fill the vacancy.

Pursuant to the Investor Rights Agreements, Apollo has the right, at any time until Apollo no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number).

Any vacancy on our Board in respect of an Apollo board nominees will be filled only by individuals designated by Apollo for so long as Apollo beneficially owns at least 5% of our issued and outstanding Common Stock. Any vacancy on our Board in respect of the ABRY board nominees will be filled only by an individual designated by ABRY VIII for so long as the ownership of ABRY and its affiliates exceeds the minimum specified Common Stock ownership threshold.

In the event that Apollo has nominated less than the total number of Apollo board nominees that Apollo is entitled to nominate or ABRY VIII has not nominated the ABRY board nominees that ABRY VIII is entitled to nominate, Apollo or ABRY, as applicable, will have the right, at any time, to nominate such additional nominee(s), and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. To the extent any Apollo board nominees or ABRY board nominees are not elected as a director at a meeting of our stockholders, Apollo or ABRY VIII, as applicable, will continue to have the right to nominate the Apollo board nominees or the ABRY board nominees, as applicable, and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. The Investor Rights Agreements also set forth certain information rights granted to Apollo and ABRY and their respective affiliates.

The Investor Rights Agreements provide that until Apollo no longer beneficially owns at least 33% of our issued and outstanding Common Stock, we will not take certain significant actions specified therein without the prior consent of Apollo, including:

•a change in the size of our Board;
•the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our IPO or (ii) intercompany indebtedness;
•the issuance of additional shares of any class of our capital stock or equity securities exceeding $50.0 million in any single issuance or an aggregate amount of $100.0 million during a calendar year (other than any award under any stockholder approved equity compensation plan or intracompany issuance among us and our wholly-owned subsidiaries);
•other than in the ordinary course of business with vendors, customers and suppliers, the acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•other than in the ordinary course of business with vendors, customers and suppliers, the disposition of any of our or our subsidiaries’ assets or equity interests, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•hiring or terminating our CEO or our CFO or designating any new CEO or CFO;
•merging or consolidating with or into any other entity, or transferring all or substantially all of our or our subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “change of control” as defined in our or our subsidiaries’ credit facilities or note indentures (other than transactions among us and our wholly-owned subsidiaries);
•undertaking any liquidation, dissolution or winding up of the Company;
•effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; and
•amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, our bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects Apollo.

Registration Rights Agreement
On August 4, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Funds and affiliates of each of Searchlight and ABRY. As noted above, the Searchlight affiliates have ceased to own any shares of our Common Stock, therefore Searchlight affiliates no longer have any rights under the Registration Rights Agreement. Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Funds and DPH 123, LLC, an ABRY affiliate, may require that we register for public resale under the Securities Act all shares of Common Stock that they request to be registered at any time following the Company’s IPO, subject to the restrictions in the lock-up agreements entered into by each of those parties, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $66.0 million.

The Apollo Funds have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Funds also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and DPH 123, LLC, the ABRY affiliate, has the right to participate in these underwritten offerings.

We are not obligated under the Registration Rights Agreement to effectuate more than one demand registration under a shelf registration statement for DPH 123, LLC, the ABRY affiliate.

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Funds or ABRY affiliates), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Datapipe Merger Agreement
On September 6, 2017, we entered into an Agreement and Plan of Merger (the “Datapipe Merger Agreement”) with certain of our direct and indirect subsidiaries, DPH 123, LLC (formerly known as Datapipe Holdings, LLC), Datapipe Parent, Inc. and certain key stockholders, pursuant to which we acquired Datapipe.

In addition, the Datapipe Merger Agreement provides that we will be required to issue additional shares of our Common Stock to an affiliate of ABRY if certain conditions are satisfied on any “Measurement Date,” as defined in the Datapipe Merger Agreement. A Measurement Date is each date following the occurrence of either (a) a “change of control” of the Company or (b) the closing date of our IPO on which Apollo receives cash distributions, cash proceeds and/or marketable securities of the Company and on which our Common Stock is listed on Nasdaq, the New York Stock Exchange or another exchange reasonably acceptable to Apollo and is freely tradeable (without violating any lock-up agreements, other contractual restrictions and federal, state or local securities laws). For this purpose, a “change of control” means (i) that a person, entity or group, other than Apollo, becomes the beneficial owner of at least 35% of the voting power of securities of the Company and beneficially owns more than the voting power beneficially owned by Apollo or (ii) a sale of all or substantially all of the Company’s assets.

The number of shares that we may be obligated to issue to an affiliate of ABRY on a Measurement Date (the “Additional Datapipe Equity Consideration”) is equal to, without duplication:

•if the multiple of invested capital on such Measurement Date (the “MOIC”) exceeds 2.0x, 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 3.0x, an additional 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 4.0x, an additional 5,331,870 shares of our Common Stock; and
•if the MOIC exceeds 4.5x, an additional 7,997,806 shares of our Common Stock;

reduced, in each case, by the number of shares of Common Stock previously issued as Additional Datapipe Equity Consideration, and subject, in each case, to adjustment for stock splits, stock dividends, recombinations, reclassifications and similar equitable adjustments. The maximum number of shares of Common Stock issuable as Additional Datapipe Equity Consideration will not exceed 10,663,741 shares in the aggregate, subject to the adjustments described above.

For the purpose of calculating the Additional Datapipe Equity Consideration, the MOIC is defined as the ratio of (A) the value of all cash proceeds, cash distributions or shares of our Common Stock received by Apollo in respect of its ownership in the Company to (B) the invested capital of Apollo in the Company. The value of our shares of Common Stock received by Apollo is determined by multiplying the number of shares of Common Stock held by Apollo on such Measurement Date by the volume weighted average trading price of our Common Stock over the 30 consecutive trading days immediately preceding any such Measurement Date. As of the date of this Proxy, Apollo has invested capital of approximately $1.08 billion in the Company and have not received any cash proceeds or cash distributions in respect of their ownership in the Company.

To the extent any shares issuable as Additional Datapipe Equity Consideration on a Measurement Date would have been entitled to any cash dividends if delivered as of the closing of the Datapipe Acquisition, we would also be obligated to pay the equivalent dividends (in the form of either cash or additional shares of our Common Stock) on shares. We have not paid any cash dividends in respect of our Common Stock since the closing of the Datapipe Acquisition. On February 2, 2021, we issued 2,665,935 shares of our Common Stock to the ABRY affiliate as Additional Datapipe Equity Consideration.

Subject to the limitations described above, the Additional Datapipe Equity Consideration may become issuable in the future based on the trading price of our Common Stock, regardless of whether the Apollo Funds sell any additional shares of our Common Stock or whether we declare or pay any dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of the Record Date (or such other date indicated in the footnotes below) by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•each of our NEOs;
•each of our current directors; and
•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership for the following table is based on 223,626,823 shares of Common Stock outstanding as of the Record Date, plus options exercisable and RSUs vesting on or within 60 days of the Record Date held by any executive officer or director included in the group for which percentage ownership has been calculated (these shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person). Unless otherwise indicated, the address of each person or entity named in the table below is 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837.

	Shares of Common Stock Beneficially Owned
	Number	Percent(1)
5% Stockholders
Apollo Funds(1)	129,609,000	58.0%
ABRY Partners, LLC and related entities(2)	23,327,680	10.4%
Named Executive Officers and Directors
Amar Maletira	1,522,624	*
Mark Marino	119,351	*
Brian Lillie	359,880	*
D K Sinha	469,258	*
Srini Koushik	284,268	*
Susan Arthur(3)	151,294	*
Betsy Atkins(3)	103,626	*
Jeffrey Benjamin(3)	410,266	*
Mitchell Garber(3)(4)	554,589	*
Mark Gross(5)	40,676	*
Anthony Roberts(3)	139,232	*
Shashank Samant(3)	262,133	*
Anthony Scott(3)	103,626	*
David Sambur(6)	—	*
Aaron Sobel(6)	—	*
All current directors and executive officers as a group (15 persons)(5)	4,520,823	2.0%
*Less than 1%.
(1)    Represents 69,609,000 shares of our Common Stock held of record by AP Inception Co-Invest, L.P. (“AP Co-Invest”) and 60,000,000 shares of our Common Stock held of record by AP VIII Inception Holdings, L.P.. (“AP VIII Inception”). AP Co-Invest and AP VII Inception are collectively referred to as the “Apollo Funds.” Apollo Co-Investment Management, LLC (“Co-Investment Management”) is the investment manager for AP Co-Invest, AP VIII Inception Holdings GP, LLC (“AP VIII Inception GP”) is the general partner of AP VII Inception. Apollo Management VIII, L.P. (“Management VIII”) is the manager of AP VIII Inception GP. AIF VIII Management , LLC (“ AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of each of Co-Investment Management and AIF VIII LLC. Apollo Management GP, LLC (“Management GP”) is is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC is the general partner of Management Holdings. Co-Investment Management, AP VIII Inception GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings, and Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all shares of Common Stock described above. The address of the principal business office of each of AP Co-Invest, AP VIII Inception, Co-Investment Management, and AP VIII Inception GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of the principal business office of each of Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)    Information regarding beneficial ownership of our Common Stock by ABRY Partners, LLC and related entities is included herein based on a Form 4 filed with the SEC on April 6, 2021, relating to such shares beneficially owned as of March 5, 2021. Such report provides that DPH 123, LLC (“DPH”) directly holds 643 shares of our Common Stock, ACE Investment Holdings, LLC (“ACE”) directly holds 9,792,000 shares of our Common Stock and ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., ABRY Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. (collectively the “ABRY Funds”) directly hold, in the aggregate, 13,535,037 shares of our Common Stock. The ABRY Funds are entitled to a majority of the votes at any meeting of the board of directors of DPH. The ABRY Funds are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VII, L.P., and ABRY Partners VII Co-Investment Fund, L.P. The board of directors of ACE consists of representatives of ABRY Partners VIII, L.P., ABRY Partners VIII Co-Investment Fund, L.P., and ABRY Investment Partnership, L.P. These investment funds are also managed and/or controlled by ABRY I and ABRY II and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VIII, L.P. and ABRY Partners VIII Co-Investment Fund, L.P. The address for each reporting entity is 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.

(3)    Includes 103,626 RSUs scheduled to vest within 60 days of the Record Date.

(4)    Consists of (i) 240,000 shares of Common Stock held by 9531602 Canada Inc., which is controlled by Mr. Garber, and (ii) options to purchase 68,148 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(5)    Includes 40,676 RSUs scheduled to vest within 60 days of the Record Date.

(6)    David Sambur and Aaron Sobel are each affiliated with Apollo or its affiliated investment managers and advisors. Messrs. Sambur and Sobel each disclaim beneficial ownership of the shares of Common Stock that are beneficially owned by the Apollo Funds. The address of Messrs. Sambur and Sobel is c/o Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to Fiscal 2023, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during Fiscal 2023, except that Mark Marino filed a Form 4 for RSUs granted on January 24, 2023 on August 8, 2023.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Stockholders intending to present a proposal at our 2025 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary at Rackspace Technology, Inc., 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837. We must receive such proposals no later than December 30, 2024.

Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders (other than Apollo and ABRY), including who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of our stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Unless the date of our 2025 Annual Meeting is advanced or delayed as described above from June 14, 2025, the anniversary of our 2024 Annual Meeting, a stockholder’s notice of a proposal to be brought before the 2025 Annual Meeting must be received at our principal executive offices no earlier than the close of business on February 15, 2025 and no later than the close of business on March 16, 2025 to be considered timely. Our bylaws specify certain requirements as to the form and content of a stockholder’s notice. All such proposals should be sent to Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837.

In addition to satisfying the foregoing notice requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Corporate Secretary at the address set forth above.

OTHER MATTERS
The Board, at the time of the preparation of this Proxy Statement, knows of no business to come before the 2024 Annual Meeting other than that referred to herein. If any other business should properly come before the 2024 Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://ir.rackspace.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, this Proxy Statement and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the 2024 Annual Meeting, we will, without charge, provide a copy of our Fiscal 2023 Annual Report, including the financial statements and the financial statement schedules, as filed with the SEC. Requests should be directed to Rackspace Technology, Inc., Attn: Corporate Secretary, 1718 Dry Creek Way, Suite 115, San Antonio, TX 78259-1837.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

APPENDIX A - AMENDMENT NO. 3 TO 2020 EQUITY INCENTIVE PLAN

RACKSPACE TECHNOLOGY, INC.
AMENDMENT NO. 3 TO
2020 EQUITY INCENTIVE PLAN
The Rackspace Technology, Inc. 2020 Equity Incentive Plan, as amended, (the “2020 Equity Incentive Plan”) of Rackspace Technology, Inc. (the “Company”) is hereby amended, effective as of April 24, 2024 (the “Effective Date”), as follows:
1.Amendment to Section 3.1(a). Section 3.1(a) of the 2020 Equity Incentive Plan is hereby amended and restated in its entirety to read as follows:
(a) Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be no more than 87,900,000 Shares (the “Share Limit”). All of the Shares reserved under the Plan may be designated as Incentive Stock Options. The Share Limit shall be reduced, on the date of grant of an Award, by the relevant number of shares of Common Stock for each Award granted under the Plan (since its adoption on the Effective Date) that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Limit. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

2.Effectiveness. In accordance with Section 12.1(b) of the 2020 Equity Incentive Plan, the effectiveness of this Amendment No. 3 to the 2020 Equity Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2024 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the 2020 Equity Incentive Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the 2020 Equity Incentive Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the 2020 Equity Incentive Plan to “the Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the 2020 Equity Incentive Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the 2020 Equity Incentive Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

5.Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the 2020 Equity Incentive Plan.

FORM OF PROXY CARD

SCAN TO
VIEW MATERIALS & VOTE

RACKSPACE TECHNOLOGY, INC.
1718 DRY CREEK WAY, SUITE 115
SAN ANTONIO, TEXAS 78259-1837

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 13, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. It must be received prior to June 14, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49183-P11163

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**RACKSPACE TECHNOLOGY, INC.**

**A Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.**

| 1. Nominees: | For | Withhold |
|---|---|---|
| 1a. Susan Arthur | ☐ | ☐ |
| 1b. Jeffrey Benjamin | ☐ | ☐ |
| 1c. Aaron Sobel | ☐ | ☐ |

**B Management's Proposals – The Board of Directors recommends a vote FOR Proposal 2 , a vote FOR Proposal 3 and a vote FOR Proposal 4.**

**C Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.**
**NOTE:** Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee executor, administrator, guardian or corporate officer, you must provide your FULL title:

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V49184-P11163

**Proxy – Rackspace Technology, Inc.**

**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS**

**JUNE 14, 2024**

The undersigned hereby appoints Mark Marino and Michael Bross, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Rackspace Technology, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 14, 2024 at 11:00 AM CT or any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

**THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.**

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON THE REVERSE SIDE OF THIS CARD**